Filed pursuant to Rule 433 Registration Statement No. 333-131712 February 26, 2007.

SUBJECT TO REVISION
FREE WRITING PROSPECTUS DATED FEBRUARY 26, 2007

$592,928,000 (Approximate)

SAXON ASSET SECURITIES TRUST 2007-1
MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 2007-1

SAXON ASSET SECURITIES COMPANY
Depositor

SAXON FUNDING MANAGEMENT, LLC
Seller

SAXON MORTGAGE SERVICES, INC.
Servicer

February 26, 2007

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE
This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/1014299/000114420406012322/v038904_s3-a.htm

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-1

$592,928,000 (Approximate)

Saxon Asset Securities Trust 2007-1
Subject to a +/- 10% Variance

Class(1, 3, 4)	Certificate Principal Balance ($) (1)	Certificate Type	Expected Rating (Moody’s/S&P)	WAL (Yrs) Call/Mat (2) (3)	Prin Window (Mths) to Call/Mat (2) (3)	Initial Subordination Level	Stated Final Maturity (5)
Class A-1	209,071,000	SEN-FLT	Aaa/AAA	Not Offered Hereby
Class A-2a	139,970,000	SEN-FLT	Aaa/AAA	0.80 / 0.80	1 - 21 / 1 - 21	24.90%	2/2037
Class A-2b	35,830,000	SEN-FLT	Aaa/AAA	2.00 / 2.00	21 - 28 / 21 - 28	24.90%	2/2037
Class A-2c	54,750,000	SEN-FLT	Aaa/AAA	3.50 / 3.50	28 - 70 / 28 - 70	24.90%	2/2037
Class A-2d	27,629,000	SEN-FLT	Aaa/AAA	7.04 / 8.68	70 - 89 / 70 - 193	24.90%	2/2037
Class M-1	25,820,000	MEZ-FLT	Aa1/AA+	5.13 / 5.69	44 - 89 / 44 - 175	20.75%	2/2037
Class M-2	26,442,000	MEZ-FLT	Aa2/AA	5.03 / 5.57	42 - 89 / 42 - 169	16.50%	2/2037
Class M-3	13,688,000	MEZ-FLT	Aa3/AA-	4.99 / 5.51	41 - 89 / 41 - 160	14.30%	2/2037
Class M-4	12,132,000	MEZ-FLT	A1/A+	4.96 / 5.47	40 - 89 / 40 - 155	12.35%	2/2037
Class M-5	11,510,000	MEZ-FLT	A2/A	4.95 / 5.44	39 - 89 / 39 - 149	10.50%	2/2037
Class M-6	10,266,000	MEZ-FLT	A3/A-	4.93 / 5.39	39 - 89 / 39 - 143	8.85%	2/2037
Class B-1	9,644,000	SUB-FLT	Baa1/BBB+	4.92 / 5.35	38 - 89 / 38 - 137	7.30%	2/2037
Class B-2	8,399,000	SUB-FLT	Baa2/BBB	4.91 / 5.30	38 - 89 / 38 - 129	5.95%	2/2037
Class B-3	7,777,000	SUB-FLT	Baa3/BBB-	4.91 / 5.24	38 - 89 / 38 - 122	4.70%	2/2037
Total:	592,928,000

(1)
Class sizes are subject to a permitted variance in the aggregate of +/-10%. Class sizes are also subject to change based upon the final pool and rating agency evaluation of subordination and overcollateralization levels and excess spread.

(2)	See “Pricing Prepayment Speed” herein.
(3)
The Certificates are subject to a 10% Clean-up Call (as described herein). After the first Distribution Date on which the Clean-up Call is exercisable, the margins on the Class A-1, Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates will increase to 2.0 times their respective initial margins and the margins on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates will increase to 1.5 times their respective initial margins.

(4)	All Certificates are subject to the Available Funds Cap Rate (each as described herein).
(5)	The Stated Final Maturity is calculated as one month past the latest maturing thirty-year mortgage loan.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-1

Summary of Terms

Issuing Entity or the Trust:	Saxon Asset Securities Trust 2007-1, a New York common law trust

Sponsor and Seller:	Saxon Funding Management, LLC

Depositor:	Saxon Asset Securities Company

Servicer:	Saxon Mortgage Services, Inc.

Trustee:	Deutsche Bank National Trust Company

Swap and Cap Provider:	Morgan Stanley Capital Services Inc.

Manager:	Morgan Stanley & Co. Incorporated

The Offered Certificates:	The Class A-2, Class M and Class B Certificates

The Non-Offered Certificates:	The Class A-1, Class OC ,Class P and Class R Certificates

Class A Certificates:	The Class A-1 and Class A-2 Certificates (“Senior Certificates”)

Class A-1 Certificates:	The Class A-1 Certificates

Class A-2 Certificates:	The Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates

LIBOR Certificates:	The Class A, Class M and Class B Certificates

Class M Certificates:	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates

Class B Certificates:	The Class B-1, Class B-2 and Class B-3 Certificates

Subordinate Certificates:	The Class M and Class B Certificates

Rating Agencies:	Moody's Investor Services, Inc. ("Moody's") and Standard and Poor's Ratings Services ("S&P"), a division of The McGraw-Hill Companies, Inc.

Registration:	The Certificates will be available in book-entry form through DTC and upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	February 1, 2007

Expected Closing Date:	On or about March 7, 2007

Distribution Dates:	Payment of principal and interest on the Certificates will be made on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in March 2007.

Interest Accrual Period:
The "Interest Accrual Period" for the Certificates with respect to any Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-1

Due Date:	The “Due Date” related to substantially all of the mortgage loans and Distribution Date will be the first day of the month in which such Distribution Date occurs.

Record Date:
For the LIBOR Certificates and any Distribution Date, the business day immediately preceding that Distribution Date, or if the LIBOR Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that Distribution Date.

Due Period:
A “Due Period” with respect to any Distribution Date is the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

The Mortgage Loans:
As of the Cut-off Date, the Mortgage Loans consist of 3,134 fixed and adjustable rate residential, first and second lien mortgage loans. The aggregate principal balance of the Mortgage Loans as of the Cut-off Date will be approximately $622,171,726.

Group 1 Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the Group 1 Mortgage Loans was approximately $278,392,074 of first and second lien, conforming balance, fixed-rate and adjustable-rate mortgage loans.

Group 2 Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the Group 2 Mortgage Loans was approximately $343,779,652 of first and second lien, conforming and non-conforming balance, fixed-rate and adjustable-rate mortgage loans.

Pricing Prepayment Speed:	The Certificates were priced based on the following collateral prepayment assumptions:

100% PPC for the Fixed Rate Mortgage Loans (100% PPC for the Fixed Rate Mortgage Loans assumes 4% CPR in the first month of life of the mortgage loan increasing to 23% CPR over 15 months (19%/15 increase for each month) and remaining constant at 23% CPR from month 16 and thereafter)

100% PPC for the Adjustable Rate Mortgage Loans (100% PPC for the Adjustable Rate Mortgage Loans assumes 28% CPR)

Optional Purchase Date:
At its option, the Servicer may, on any Distribution Date when the aggregate principal balance of the Mortgage Loans is an amount less than 10% of the stated principal balance as of the Cut-off Date, purchase from the trust fund all remaining Mortgage Loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure or otherwise then constituting the Mortgage Loans at a price generally equal to 100% of the aggregate principal balance.

Servicing Fee:
The "Servicing Fee" applicable to each mortgage loan, and with respect to each Distribution Date, equals the scheduled principal balance of such mortgage loan, on the first day of the month preceding such Distribution Date, multiplied by one-twelfth of approximately 0.50% per annum.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-1

Available Distribution Amount:
The “Available Distribution Amount” for any Distribution Date will equal the sum of the following amounts:
(1) the total amount of all cash received by or on behalf of the Servicer with respect to the Mortgage Loans serviced by it and received by the Trustee by the related servicer remittance date and not previously distributed (including Liquidation Proceeds, condemnation proceeds and insurance proceeds), except:
• all scheduled payments of principal and related interest collected but due on a date after the related Due Date;
• all partial principal prepayments received after the related Prepayment Period, together with all related interest accrued on such mortgage loans;
• all prepayment penalties received;
• all prepayments in full received after the related Prepayment Period, together with all related interest accrued on such mortgage loans;
• Liquidation Proceeds, condemnation proceeds and insurance proceeds received on such Mortgage Loans after the previous calendar month;
• all amounts reimbursable to the Servicer pursuant to the terms of the Pooling and Servicing Agreement, or to the Trustee and/or the Custodian pursuant to the terms of the pooling and servicing agreement or the custody agreement, in each case;
• reinvestment income on the balance of funds, if any, in the custodial account or distribution account; and
• any fees payable to the Servicer, in each case with respect to the Mortgage Loans
(2) all Monthly Advances on the Mortgage Loans made by the Servicer for that Distribution Date;
(3) any amounts paid as Compensating Interest with respect to the Mortgage Loans by the Servicer for that Distribution Date;
(4) the total amount of any cash deposited in the distribution account in connection with the repurchase of any mortgage loans by the Seller or the Depositor pursuant to the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreement or the related Originator pursuant to the related Assignment Agreement; and
(5) all Subsequent Recoveries received with respect to the Mortgage Loans during the related Prepayment Period.

Interest Remittance Amount:	For any Distribution Date, the portion of the Available Distribution Amount for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Unpaid Interest Shortfalls:
For any class of certificates and Distribution Date the sum of interest shortfalls as a result of the Relief Act and Net Prepayment Interest Shortfalls on the Mortgage Loans allocated to such class of certificates on that distribution date and such amounts from any prior Distribution Date remaining unpaid and interest on such amount.

Compensating Interest:
As of any Distribution Date, an amount payable by the Servicer, as the case may be, equal to the lesser of (i) prepayment interest shortfalls for such date in respect of any prepayments in full and (ii) the Servicing Fee for such date.

Prepayment Period:
The “Prepayment Period” for any Distribution Date is the period beginning on the day after the Determination Date in the month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, the Cut-off Date) and ending on the determination date of the month in which such Distribution Date occurs.

Determination Date:	For each Distribution Date, the seventeenth day of the month, or if such day is not a business day, the immediately preceding business day.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-1

Liquidated Mortgage Loan:
A “Liquidated Mortgage Loan” is a mortgage loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan, whether from insurance proceeds, Liquidation Proceeds or otherwise, have been recovered.

Liquidation Proceeds	Amounts received by the Servicer in connection with the liquidation of a defaulted Mortgage Loan whether through foreclosure or otherwise, other than insurance proceeds or any Subsequent Recoveries.

Realized Loss:
“Realized Loss” with respect to any Distribution Date and any Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period will be the sum of (i) the principal balance of such Mortgage Loan remaining outstanding (after all recoveries of principal have been applied thereto) and the principal portion of Advances made by the Servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds and (ii) the accrued interest on such Mortgage Loan remaining unpaid and the interest portion of Advances made by the Servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds. The amounts set forth in clause (i) are the principal portion of Realized Losses and the amounts set forth in clause (ii) are the interest portion of Realized Losses. With respect to any Mortgage Loan that is not a Liquidated Mortgage Loan, the amount of any Debt Service Reduction or Deficient Valuation incurred with respect to such Mortgage Loan as of the related Due Date will be treated as a Realized Loss.

Class Principal Balance:
The “Class Principal Balance” of any class of certificates as of any Distribution Date is the initial Class Principal Balance of the class listed on page 2 of this preliminary termsheet reduced by the sum of (i) all amounts previously distributed to holders of certificates on the class as payments of principal, and (ii) with respect to the Subordinate Certificates, the amount of Realized Losses on the Mortgage Loans allocated to the class.

Credit Enhancement:	The LIBOR Certificates are credit enhanced by:
	1)	Net Monthly Excess Cashflow from the Mortgage Loans after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement,
2)
4.70% overcollateralization (funded upfront). On and after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 9.40% of the aggregate principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to an Overcollateralization Floor, and

	3)	Subordination of distributions on the more subordinate classes of certificates (if applicable) and the Class OC Certificates to the required distributions on the more senior classes of certificates.

The amount by which the aggregate stated principal balance of the Mortgage Loans is greater than the aggregate Class Principal Balance of the LIBOR Certificates is referred to as “overcollateralization.” On the closing date the aggregate stated principal balance of the mortgage loans is expected to exceed the aggregate Class Principal Balance of the LIBOR Certificates by approximately $29,243,726. In other words, it is expected that there will be approximately 4.70% overcollateralization as of the Closing Date. In addition, the Mortgage Loans are expected to generate more interest than is needed to pay interest on the LIBOR Certificates and related expenses of the trust fund because the weighted average interest rate of the Mortgage Loans is expected to be higher than the weighted average pass-through rate on the LIBOR Certificates, plus the related weighted average expense fee rate and any net swap payments. Net Monthly Excess Cashflow, as described below, will be used to reduce the total Class Principal Balance of the LIBOR Certificates thus creating and/or maintaining overcollateralization at the level of overcollateralization required by the pooling and servicing agreement.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-1

Overcollateralization Floor:
The “Overcollateralization Floor” prior to the Distribution Date in March 2027 will be equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. Thereafter, the Overcollateralization Floor will be equal to the greater of (i) 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and (ii) the sum of (a) 0.10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (b) the aggregate principal balance, as of the last day of the related Due Period, of all outstanding mortgage loans having original terms to maturity of 40 years.

Senior Enhancement Percentage:
For any Distribution Date, the percentage obtained by dividing (x) the aggregate Class Principal Balance of the Subordinate Certificates (together with any overcollateralization and taking into account the distributions of the Principal Distribution Amount and all payments of principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Class M-1 Enhancement Percentage:
For any Distribution Date, the percentage obtained by dividing (x) the aggregate Class Principal Balance of the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Certificates (together with any overcollateralization and taking into account the distributions of the Principal Distribution Amount and all payments of principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Interest Distribution Amount:
With respect to any class of LIBOR Certificates and any Distribution Date, interest accrued during the related Interest Accrual Period on the related Class Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class reduced (to an amount not less than zero), in the case of such class, by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer and any Relief Act Interest Shortfalls.

Principal Remittance Amount:
The “Principal Remittance Amount” for the LIBOR Certificates and any Distribution Date will be the sum of:
(i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date;
(ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the pooling and servicing agreement) during the related Prepayment Period; and
(iii) the principal portion of all other unscheduled collections, including insurance proceeds, condemnation proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans.

In no event will the Principal Remittance Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Class Principal Balance of the LIBOR Certificates.

Stepdown Date:	The later to occur of:
	(x)	The earlier of:
		(a)	The Distribution Date occurring in March 2010; and
		(b)	The Distribution Date following the Distribution Date on which the aggregate Class Principal Balance of the Class A Certificates is reduced to zero; and
(y)
The first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the Certificates on the applicable Distribution Date) is greater than or equal to approximately 49.80%.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-1

Delinquency Trigger Event:
A Delinquency Trigger Event is in effect on any Distribution Date if on that Distribution Date the Three Month Rolling Average equals or exceeds the applicable percentage set forth below of the prior period’s Senior Enhancement Percentage or Class M-1 Enhancement Percentage as applicable. The Three Month Rolling Average will equal the rolling 3 month average percentage of the aggregate stated principal balance of the A Mortgage Loans that are 60 or more days delinquent (including mortgage loans in foreclosure and REO Properties).

	Senior Certificates remain outstanding	32.10% of the Senior Enhancement Percentage

	On and after Senior Certificates pays off	38.55% of the Class M-1 Enhancement Percentage

Cumulative Loss Trigger Event:
A Cumulative Loss Trigger Event is in effect on any Distribution Date if the aggregate amount of Realized Losses on the Mortgage Loans incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages described below with respect to such distribution date:

	Months 25 - 36	1.65% for the first month, plus an additional 1/12th of 2.10% for each month thereafter
	Months 37 - 48	3.75% for the first month, plus an additional 1/12th of 2.10% for each month thereafter
	Months 49 - 60	5.85% for the first month, plus an additional 1/12th of 1.70% for each month thereafter
	Months 61 - 72	7.55% for the first month, plus an additional 1/12th of 0.95% for each month thereafter
	Months 73 - 84	8.50% for the first month, plus an additional 1/12th of 0.05% for each month thereafter
	Months 85 and thereafter	8.55%

Step-up Coupons:
For all LIBOR Certificates the coupon will increase after the earliest Optional Purchase Date, should the call not be exercised. The applicable fixed margin will increase to 2.0 times their respective initial margins on the Class A Certificates and to 1.5 times their respective initial margins on the Subordinate Certificates after the earliest Optional Purchase Date.

Class A-1 Pass-Through Rate:
The Class A-1 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date), (ii) the Group 1 Net WAC Cap and (iii) the Net WAC Cap.

Class A-2 Pass-Through Rate:
The Class A-2a, A-2b, A-2c and A-2d Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date), (ii) the Group 2 Net WAC Cap and (iii) the Net WAC Cap.

Class M-1 Pass-Through Rate:	The Class M-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date) and (ii) the Net WAC Cap.

Class M-2 Pass-Through Rate:	The Class M-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date) and (ii) the Net WAC Cap.

Class M-3 Pass-Through Rate:	The Class M-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date) and (ii) the Net WAC Cap.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-1

Class M-4 Pass-Through Rate:	The Class M-4 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date) and (ii) the Net WAC Cap.

Class M-5 Pass-Through Rate:	The Class M-5 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date) and (ii) the Net WAC Cap.

Class M-6 Pass-Through Rate:	The Class M-6 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date) and (ii) the Net WAC Cap.

Class B-1 Pass-Through Rate:	The Class B-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date) and (ii) the Net WAC Cap.

Class B-2 Pass-Through Rate:	The Class B-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date) and (ii) the Net WAC Cap.

Class B-3 Pass-Through Rate:	The Class B-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date) and (ii) the Net WAC Cap.

Net WAC Cap:
For any Distribution Date, the weighted average of the interest rates for each Mortgage Loan (in each case, less the applicable expense fee rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Group 1 Net WAC Cap:
For any Distribution Date, the weighted average of the interest rates for each Group 1 Mortgage Loan (in each case, less the applicable expense fee rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Group 2 Net WAC Cap:
For any Distribution Date, the weighted average of the interest rates for each Group 2 Mortgage Loan (in each case, less the applicable expense fee rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Interest Rate Cap:
Beginning on the first Distribution Date, and for a period of 10 months thereafter, an Interest Rate Cap will be entered into by the Trust for the benefit of the LIBOR Certificates.

For its duration, on each applicable Distribution Date, the Interest Rate Cap Counterparty will pay to the Issuing Entity the product of (i) the excess, if any, of the then current one-month LIBOR rate over the cap strike rate (on an Actual/360 day count basis) for such Distribution Date as described on Schedule B and (ii) the Interest Rate Cap Notional Balance for such Distribution Date as described on Schedule B.

Interest Rate Cap Payment Allocation:
Any payments from the Interest Rate Cap shall be available to pay any Basis Risk Carry Forward Amounts and any Interest Carry Forward Amounts due to the Certificates first pro rata by outstanding certificate principal balance and then pro rata by any Basis Risk Carry Forward Amounts and any Interest Carry Forward Amounts remaining outstanding before giving effect to the Allocation of Net Monthly Excess Cashflow.

Swap Payment Rate:
For any Distribution Date, a fraction, the numerator of which is any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (other than any Defaulted Swap Termination Payment) for such Distribution Date and the denominator of which is the stated principal balance of the Mortgage Loans at the beginning of the related due period, multiplied by 12.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-1

Replacement Swap Provider Payment
Any payments received by the Issuing Entity with respect to the interest rate swap agreement as a result of entering into a replacement interest rate swap agreement following an additional termination event resulting from a ratings downgrade of the Swap Counterparty in accordance with the terms of the interest rate swap agreement.

Swap Termination Payment
A termination payment required to be made by either the Supplemental Interest Trust or the Swap Counterparty pursuant to the interest rate swap agreement as a result of termination of the interest rate swap agreement.

Class A-1 Basis Risk Carry Forward Amount:	As to any Distribution Date, the Basis Risk Carry Forward Amount for the Class A-1 Certificates will equal the sum of:
(i)
The excess, if any, of interest that would otherwise be due on such class at the Class A-1 Pass-Through Rate (without regard to the Net WAC Cap or the Group 1 Net WAC Cap) over interest due such certificates at a rate equal to the lesser of the Group 1 Net WAC Cap or the Net WAC Cap;

	(ii)	Any Class A-1 Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates; and
	(iii)	Interest on the amount in clause (ii) at the Class A-1 Pass-Through Rate (without regard to the Net WAC Cap or the Group 1 Net WAC Cap).

Class A-2 Basis Risk Carry Forward Amount:	As to any Distribution Date, the Basis Risk Carry Forward Amount for each of the Class A-2 Certificates will equal the sum of:
(i)
The excess, if any, of interest that would otherwise be due on such class at Class A-2 Pass-Through Rate (without regard to the Net WAC Cap or the Group 2 Net WAC Cap) over interest due to such class at a rate equal to the lesser of the Group 2 Net WAC Cap or the Net WAC Cap;

	(ii)	Any Class A-2 Basis Risk Carry Forward Amount remaining unpaid for such Certificate from prior Distribution Dates; and
	(iii)	Interest on the amount in clause (ii) at the Class A-2 Pass-Through Rate (without regard to the Net WAC Cap or the Group 2 Net WAC Cap).

Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3
As to any Distribution Date, the Basis Risk Carry Forward Amount for each of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates will equal the sum of:

Basis Risk Carry Forward Amounts:	(i)
The excess, if any, of interest that would otherwise be due on such class at such class’ applicable Pass-Through Rate (without regard to the Net WAC Cap) over interest due to such class at a rate equal to the Net WAC Cap;

	(ii)	Any Basis Risk Carry Forward Amount for such class remaining unpaid for such Certificate from prior Distribution Dates; and
	(iii)	Interest on the amount in clause (ii) at the class’ applicable Pass-Through Rate (without regard to the Net WAC Cap).

Interest Carry Forward Amount:
“Interest Carry Forward Amount” with respect to any class of certificates and any Distribution Date will be equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such class in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate for the most recently ended Interest Accrual Period.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-1

Interest Distributions on LIBOR Certificates:
On each Distribution Date and after payments of expense fees, if any, and other expenses, including any Net Swap Payments and any swap termination payment owed to the Swap Counterparty, including, without limitation, any Senior Defaulted Swap Termination Payment, but not including any other swap termination payment due to a default on the part of the Swap Counterparty, interest distributions from the Interest Remittance Amount will be allocated as follows:
(i)        The portion of the Interest Remittance Amount attributable to the Group 1 Mortgage Loans will be allocated according to the related Interest Distribution Amount and any Interest Carry Forward Amount from prior Distribution Dates, first, to the Class A-1 Certificates and second, pro rata, based on their respective entitlements to such amounts, to the Class A-2 Certificates;
(ii)       The portion of the Interest Remittance Amount attributable to the Group 2 Mortgage Loans will be allocated according to the related Interest Distribution Amount and Interest Carry Forward Amount from prior Distribution Dates, first, pro rata, based on their respective entitlements to such amounts, to the Class A-2 Certificates and second, to the Class A-1 Certificates;
(iii)      To the Class M-1 Certificates, its Interest Distribution Amount;
(iv)      To the Class M-2 Certificates, its Interest Distribution Amount;
(v)       To the Class M-3 Certificates, its Interest Distribution Amount;
(vi)      To the Class M-4 Certificates, its Interest Distribution Amount;
(vii)     To the Class M-5 Certificates, its Interest Distribution Amount;
(viii)    To the Class M-6 Certificates, its Interest Distribution Amount;
(ix)       To the Class B-1 Certificates, its Interest Distribution Amount;
(x)        To the Class B-2 Certificates, its Interest Distribution Amount;
(xi)       To the Class B-3 Certificates, its Interest Distribution Amount; and
(xii)      Any remaining amounts will be distributed pursuant to the Allocation of Net Monthly Excess Cashflow.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-1

Principal Distributions on LIBOR Certificates:
On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
(i)        to cover any Net Swap Payments and any swap termination payments due to the Swap Counterparty, not previously paid with Interest Distributions, including, without limitation, any Senior Defaulted Swap Termination Payment, but not including any other swap termination payment due to a default on the part of the Swap Counterparty;
(ii)       to Class A Certificates, allocated among the Class A Certificates as described below, until the Class Principal Balances thereof have been reduced to zero;
(iii)      to the Class M-1 Certificates, until the Class Principal Balance has been reduced to zero;
(iv)      to the Class M-2 Certificates, until the Class Principal Balance has been reduced to zero;
(v)       to the Class M-3 Certificates, until the Class Principal Balance has been reduced to zero;
(vi)      to the Class M-4 Certificates, until the Class Principal Balance has been reduced to zero;
(vii)     to the Class M-5 Certificates, until the Class Principal Balance has been reduced to zero;
(viii)    to the Class M-6 Certificates, until the Class Principal Balance has been reduced to zero;
(ix)      to the Class B-1 Certificates, until the Class Principal Balance has been reduced to zero;
(x)       to the Class B-2 Certificates, until the Class Principal Balance has been reduced to zero;
(xi)      to the Class B-3 Certificates, until the Class Principal Balance has been reduced to zero; and
(xii)     any remaining amounts will be distributed pursuant to the Allocation of Net Monthly Excess Cashflow.

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
(i)        to cover any Net Swap Payments and any swap termination payments due to the Swap Counterparty including, without limitation, any Senior Defaulted Swap Termination Payment, not previously paid with Interest Distributions, but not including any other swap termination payment due to a default on the part of the Swap Counterparty;
(ii)       to the Senior Certificates, in an amount up to the Class A Principal Distribution Amount, allocated among the Class A Certificates as described below, until the Class Principal Balances thereof have been reduced to zero;
(iii)      to the Class M-1 Certificates, in an amount up to the Class M-1 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
(iv)      to the Class M-2 Certificates, in an amount up to the Class M-2 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
(v)       to the Class M-3 Certificates, in an amount up to the Class M-3 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
(vi)      to the Class M-4 Certificates, in an amount up to the Class M-4 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
(vii)     to the Class M-5 Certificates, in an amount up to the Class M-5 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
(viii)    to the Class M-6 Certificates, in an amount up to the Class M-6 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
(ix)      to the Class B-1 Certificates, in an amount up to the Class B-1 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
(x)       to the Class B-2 Certificates, in an amount up to the Class B-2 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
(xi)      to the Class B-3 Certificates, in an amount up to the Class B-3 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero; and
(xii)     any remaining amounts will be distributed pursuant to the Allocation of Net Monthly Excess Cashflow.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-1

Class A Principal Allocation:
Except as described below, the Class A-2 Certificates will receive principal sequentially: the Class A-2b Certificates will not receive principal distributions until the Class Principal Balance of the Class A-2a Certificates has been reduced to zero, the Class A-2c Certificates will not receive principal distributions until the Class Principal Balance of the Class A-2b Certificates has been reduced to zero and the Class A-2d Certificates will not receive principal distributions until the Class Principal Balance of the Class A-2c Certificates has been reduced to zero.

All principal distributions to the holders of the Class A Certificates on any Distribution Date will be allocated concurrently between the Class A-1 Certificates, on the one hand, and the Class A-2 Certificates, on the other hand, based on the Class A Principal Allocation Percentage for the Class A-1 Certificates and the Class A-2 Certificates, as applicable.

However, if the aggregate Class Principal Balances of the Class A Certificates in either group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the other group of Class A Certificates remaining outstanding, in accordance with the principal distribution allocations described herein, until their Class Principal Balances have been reduced to zero. Any payments of principal to the Class A-1 Certificates will be made first from payments relating to the Group 1 Mortgage Loans, and any payments of principal to the Class A-2 Certificates will be made first from payments relating to the Group 2 Mortgage Loans.

Notwithstanding the above, in the event that all subordinate classes, including the OC certificates, have been reduced to zero, principal distributions to the Class A-2 Certificates will be distributed pro rata, based upon their respective Class Principal Balances, to the Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates.

Class A Principal Allocation Percentage:
For any Distribution Date, the percentage equivalent of a fraction, determined as follows: (i) in the case of the Class A-1 Certificates the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group 1 Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date and (ii) in the case of the Class A-2 Certificates, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group 2 Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-1

Allocation of Net Monthly Excess Cashflow:
For any Distribution Date, any Net Monthly Excess Cashflow shall be distributed as follows:
(i)        to the Class M-1 Certificates, the related Interest Carry Forward Amount;
(ii)       to the Class M-1 Certificates, the allocated Unpaid Realized Loss Amount;
(iii)      to the Class M-2 Certificates, the related Interest Carry Forward Amount;
(iv)      to the Class M-2 Certificates, the allocated Unpaid Realized Loss Amount;
(v)       to the Class M-3 Certificates, the related Interest Carry Forward Amount;
(vi)      to the Class M-3 Certificates, the allocated Unpaid Realized Loss Amount;
(vii)     to the Class M-4 Certificates, the related Interest Carry Forward Amount;
(viii)    to the Class M-4 Certificates, the allocated Unpaid Realized Loss Amount;
(ix)      to the Class M-5 Certificates, the related Interest Carry Forward Amount;
(x)       to the Class M-5 Certificates, the allocated Unpaid Realized Loss Amount;
(xi)      to the Class M-6 Certificates, the related Interest Carry Forward Amount;
(xii)     to the Class M-6 Certificates, the allocated Unpaid Realized Loss Amount;
(xiii)    to the Class B-1 Certificates, the related Interest Carry Forward Amount;
(xiv)    to the Class B-1 Certificates, the allocated Unpaid Realized Loss Amount;
(xv)     to the Class B-2 Certificates, the related Interest Carry Forward Amount;
(xvi)    to the Class B-2 Certificates, the allocated Unpaid Realized Loss Amount;
(xvii)   to the Class B-3 Certificates, the related Interest Carry Forward Amount;
(xviii)  to the Class B-3 Certificates, the allocated Unpaid Realized Loss Amount;
(xix)    concurrently, to the Class A-1 Certificates, any Basis Risk Carry Forward Amount for the Class A-1 Certificates and to the Class A-2 Certificates, any Basis Risk Carry Forward Amount for the Class A-2 Certificates;
(xx)     sequentially, to Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in such order, any Basis Risk Carry Forward Amount for such classes;
(xxi)    sequentially, first (i) concurrently, to the Class A Certificates, first, pro rata, based on their respective Class Principal Balances to the extent needed to pay any Unpaid Interest Shortfall Amount for each such class and then, pro rata, based on any Unpaid Interest Shortfall Amount for each such Class, in an amount up to the amount of any Unpaid Interest Shortfall Amount remaining unpaid for such classes of certificates and then (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, in an amount up to the amount of any Unpaid Interest Shortfall Amount for such classes of certificates; and
(xxii)   all remaining amounts to the holders of the Class OC Certificates.

Unpaid Realized Loss Amount:	For any Class of Subordinate Certificates, the portion of any Realized Losses on the Mortgage Loans previously allocated to that class remaining unpaid from prior Distribution Dates.

Swap Account:
On or prior to each Distribution Date during which the interest rate swap agreement is in effect, the Swap Termination Payments, Net Swap Payments owed to the Swap Provider and Net Swap Receipts for that Distribution Date will be deposited into a trust account (“the Swap Account”) established by the Trustee as part of the trust fund.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-1

Swap Payment Priority:
All payments due under the swap agreement and any Swap Termination Payment pursuant to the swap agreement will be deposited into the Swap Account, and allocated in the following order of priority, after giving effect to the Allocation of Net Monthly Excess Cashflow above:
(i)        to pay any Net Swap Payment owed to the Swap Provider pursuant to the swap agreement not previously paid;
(ii)       to pay any swap termination payment to the Swap Provider, including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other swap termination payment due to a default on the part of the Swap Provider not previously paid;
(iii)      concurrently, to the Senior Certificates, the Interest Distribution Amount and Interest Carry Forward Amount, on a pro rata basis, to the extent not yet paid;
(iv)     to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, the Interest Distribution Amount and Interest Carry Forward Amount, sequentially and in that order, to the extent not yet paid;
(v)      to the LIBOR Certificates in accordance with the principal distribution rules in effect for such Distribution Date, in an amount equal to the amount necessary to meet the overcollateralization target for that Distribution Date;
(vi)     concurrently, to the Senior Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;
(vii)    sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, any Basis Risk Carry Forward Amount for such class up to the respective Swap Payment Allocation, to the extent not yet paid;
(viii)   concurrently to Senior Certificates, Class M Certificates and Class B Certificates, any unpaid Basis Risk Carry Forward Amount, pro rata based on need;
(ix)      sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates the allocated Unpaid Realized Loss Amount, to the extent not yet paid;
(x)       to pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and
(xi)      all remaining amounts to the holder of the Class OC Certificates.

In the event that the trust enters into a replacement interest rate swap agreement and the trust is entitled to receive a Replacement Swap Provider Payment, the trustee will be required to direct the replacement swap provider (or its guarantor) to make such Replacement Swap Provider Payment to the Swap Account. Notwithstanding the foregoing, any Replacement Swap Provider Payment will be made from the Swap account to the Swap Provider (or its guarantor) immediately upon receipt of such payment, regardless of whether the date of receipt is a distribution date. If any Replacement Swap Provider Payment is made to an account other than the Swap Account, then any Replacement Swap Provider Payment will be required to be paid to the Swap Provider (or its guarantor) immediately upon receipt of such Replacement Swap Provider Payment by the trust, regardless of whether the date of receipt is a distribution date. The Swap Provider (or its guarantor) will have first priority to any Replacement Swap Provider Payment over the payment by the trust to certificateholders, the servicer, any responsible party, the trustee, the custodian or any other person. If any such amount received from a replacement swap provider and paid to the Swap Provider is less than the full amount of a Swap Termination Payment owed to the Swap Provider, the remaining amount of the Swap Termination Payment will remain payable to the Swap Provider in accordance with the priority of payment described above.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-1

Swap Payment Priority (continued):
Notwithstanding the foregoing, in the event that the Trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then the Trustee will be required to deposit the Swap Termination Payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the Trustee will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a Swap Termination Payment for purposes of determining the distributions from the Swap Account until the final Distribution Date.

Swap Payment Allocation:
For a given class of certificates outstanding, a pro rata share of the Net Swap Payment owed by the Swap Counterparty (if any), based on the outstanding Class Principal Balance of that class prior to the distributions of principal for that Distribution Date.

Distributions will be determined in part based on the performance of individual loan groups and for such purpose any Net Swap Payments or Swap Termination Payments owed to the Swap Counterparty will be allocated between the loan groups based on the respective aggregate stated principal balance of the mortgage loans in each loan group.

Senior Defaulted Swap Termination Payment:
As of any date, the lesser of (i) any payments received by the trust as a result of entering into a replacement interest rate swap agreement following an additional termination event resulting from a downgrade of the Swap Counterparty in accordance with the swap agreement and (ii) any swap termination payment owed to the Swap Provider.

Principal Distribution Amount:	On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution Amount:	On any Distribution Date, the excess of (i) the Principal Remittance Amount over (ii) the Excess Subordinate Amount, if any.

Extra Principal Distribution Amount:
For any Distribution Date, the lesser of (i) the excess of (x) interest collected or advanced with respect to the Mortgage Loans with due dates in the related Due Period (less servicing fees and expenses), over (y) the sum of interest payable on the Certificates on such Distribution Date and (ii) the Overcollateralization Increase Amount for such Distribution Date.

Net Monthly Excess Cashflow:
For any Distribution Date is the amount of funds available for distribution on such Distribution Date remaining after making the distributions under “Interest Distributions on LIBOR Certificates” and “Principal Distributions on LIBOR Certificates” above.

Excess Subordinate Amount:	For any Distribution Date, means the excess, if any of (i) the amount of overcollateralization on that Distribution Date over (ii) the required overcollateralization for such Distribution Date.

Overcollateralization Increase Amount:
For any Distribution Date will be the amount, if any, by which the required overcollateralization exceeds the overcollateralized amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed).

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-1

Class A Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the aggregate Class Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 50.20% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

Class M-1 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 58.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

Class M-2 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 67.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

Class M-3 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Class Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 71.40% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

Class M-4 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Class Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 75.30% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-1

Class M-5 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Class Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 79.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

Class M-6 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Class Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 82.30% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

Class B-1 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 85.40% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-1

Class B-2 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Class Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date) and (ix) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.10% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

Class B-3 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Class Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (ix) the Class Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (x) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.60% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-1

Allocation of Losses:
If on any distribution date, after giving effect to all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under “—Swap Payment Priority”, the aggregate Class Principal Balances of the LIBOR Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans for that distribution date, the Class Principal Balance of the applicable Class M or Class B Certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 Certificates) by an amount equal to that excess, until that Class Principal Balance is reduced to zero. The Class Principal Balances of Senior Certificates will not be reduced by this excess. This reduction of a Class Principal Balance for Realized Losses is referred to as an “Applied Realized Loss Amount.”

In the event Applied Realized Loss Amounts are allocated to any class of Subordinate Certificates, its Class Principal Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry Forward Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Principal Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a “Subsequent Recovery”), the Class Principal Balance of each Class of Subordinate Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable class of Subordinate Certificates for the related distribution date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related distribution date.

ERISA Eligibility:
The Offered Certificates are expected to be ERISA eligible provided that, until both the swap agreement and the cap agreement are terminated, the investor meets the requirements of certain investor-based or statutory exemptions.

SMMEA Eligibility:	The Certificates are not expected to be SMMEA eligible.

Risk Factors:
PLEASE SEE “RISK FACTORS” IN THE PROSPECTUS INCLUDED IN THE REGISTRATION STATEMENT AND IN THE FREE WRITING PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

Federal Tax Status:	The Offered Securities will represent, in part, regular interests in a REMIC for federal income tax purposes.

Static Pool Information:
Static pool information with respect to the Sponsor’s prior securitized pools is available online at www.saxonmortgage.com/staticpool. Access to this web address is unrestricted and free of charge. Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under "Static Pool Information" in the accompanying prospectus.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-1

Registration Statement and Prospectus:
This term sheet does not contain all information that is required to be included in a registration statement, or in a base prospectus and prospectus supplement.

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/1014299/000114420406012322/v038904_s3-a.htm

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-1

Weighted Average Life Sensitivity
To CALL

	PPC (%)	50	60	75	100	125	150	175
A-1	WAL (yrs)	4.79	3.98	3.16	2.26	1.56	1.12	0.92
	First Payment Date	3/25/2007	3/25/2007	3/25/2007	3/25/2007	3/25/2007	3/25/2007	3/25/2007
	Expected Final Maturity	4/25/2022	10/25/2019	3/25/2017	7/25/2014	11/25/2012	12/25/2009	6/25/2009
	Window	1 - 182	1 - 152	1 - 121	1 - 89	1 - 69	1 - 34	1 - 28
A-2a	WAL (yrs)	1.66	1.38	1.09	0.80	0.63	0.51	0.42
	First Payment Date	3/25/2007	3/25/2007	3/25/2007	3/25/2007	3/25/2007	3/25/2007	3/25/2007
	Expected Final Maturity	9/25/2010	2/25/2010	6/25/2009	11/25/2008	6/25/2008	3/25/2008	1/25/2008
	Window	1 - 43	1 - 36	1 - 28	1 - 21	1 - 16	1 - 13	1 - 11
A-2b	WAL (yrs)	4.20	3.48	2.75	2.00	1.56	1.26	1.04
	First Payment Date	9/25/2010	2/25/2010	6/25/2009	11/25/2008	6/25/2008	3/25/2008	1/25/2008
	Expected Final Maturity	2/25/2012	4/25/2011	6/25/2010	6/25/2009	12/25/2008	8/25/2008	5/25/2008
	Window	43 - 60	36 - 50	28 - 40	21 - 28	16 - 22	13 - 18	11 - 15
A-2c	WAL (yrs)	7.93	6.58	5.20	3.50	2.24	1.80	1.49
	First Payment Date	2/25/2012	4/25/2011	6/25/2010	6/25/2009	12/25/2008	8/25/2008	5/25/2008
	Expected Final Maturity	3/25/2019	3/25/2017	2/25/2015	12/25/2012	11/25/2009	5/25/2009	12/25/2008
	Window	60 - 145	50 - 121	40 - 96	28 - 70	22 - 33	18 - 27	15 - 22
A-2d	WAL (yrs)	14.48	12.09	9.61	7.04	4.56	2.47	2.02
	First Payment Date	3/25/2019	3/25/2017	2/25/2015	12/25/2012	11/25/2009	5/25/2009	12/25/2008
	Expected Final Maturity	4/25/2022	10/25/2019	3/25/2017	7/25/2014	11/25/2012	11/25/2009	5/25/2009
	Window	145 - 182	121 - 152	96 - 121	70 - 89	33 - 69	27 - 33	22 - 27
M-1	WAL (yrs)	9.96	8.29	6.57	5.13	5.23	4.17	3.36
	First Payment Date	11/25/2011	1/25/2011	4/25/2010	10/25/2010	10/25/2011	12/25/2009	6/25/2009
	Expected Final Maturity	4/25/2022	10/25/2019	3/25/2017	7/25/2014	11/25/2012	9/25/2011	11/25/2010
	Window	57 - 182	47 - 152	38 - 121	44 - 89	56 - 69	34 - 55	28 - 45
M-2	WAL (yrs)	9.96	8.29	6.57	5.03	4.66	4.53	3.71
	First Payment Date	11/25/2011	1/25/2011	4/25/2010	8/25/2010	2/25/2011	6/25/2011	9/25/2010
	Expected Final Maturity	4/25/2022	10/25/2019	3/25/2017	7/25/2014	11/25/2012	9/25/2011	11/25/2010
	Window	57 - 182	47 - 152	38 - 121	42 - 89	48 - 69	52 - 55	43 - 45
M-3	WAL (yrs)	9.96	8.29	6.57	4.99	4.42	4.23	3.48
	First Payment Date	11/25/2011	1/25/2011	4/25/2010	7/25/2010	12/25/2010	2/25/2011	6/25/2010
	Expected Final Maturity	4/25/2022	10/25/2019	3/25/2017	7/25/2014	11/25/2012	9/25/2011	11/25/2010
	Window	57 - 182	47 - 152	38 - 121	41 - 89	46 - 69	48 - 55	40 - 45
M-4	WAL (yrs)	9.96	8.29	6.57	4.96	4.32	4.00	3.29
	First Payment Date	11/25/2011	1/25/2011	4/25/2010	6/25/2010	10/25/2010	11/25/2010	3/25/2010
	Expected Final Maturity	4/25/2022	10/25/2019	3/25/2017	7/25/2014	11/25/2012	9/25/2011	11/25/2010
	Window	57 - 182	47 - 152	38 - 121	40 - 89	44 - 69	45 - 55	37 - 45
M-5	WAL (yrs)	9.96	8.29	6.57	4.95	4.24	3.85	3.16
	First Payment Date	11/25/2011	1/25/2011	4/25/2010	5/25/2010	8/25/2010	8/25/2010	1/25/2010
	Expected Final Maturity	4/25/2022	10/25/2019	3/25/2017	7/25/2014	11/25/2012	9/25/2011	11/25/2010
	Window	57 - 182	47 - 152	38 - 121	39 - 89	42 - 69	42 - 55	35 - 45
M-6	WAL (yrs)	9.96	8.29	6.57	4.93	4.18	3.73	3.07
	First Payment Date	11/25/2011	1/25/2011	4/25/2010	5/25/2010	7/25/2010	7/25/2010	12/25/2009
	Expected Final Maturity	4/25/2022	10/25/2019	3/25/2017	7/25/2014	11/25/2012	9/25/2011	11/25/2010
	Window	57 - 182	47 - 152	38 - 121	39 - 89	41 - 69	41 - 55	34 - 45
B-1	WAL (yrs)	9.96	8.29	6.57	4.92	4.14	3.65	3.00
	First Payment Date	11/25/2011	1/25/2011	4/25/2010	4/25/2010	6/25/2010	5/25/2010	10/25/2009
	Expected Final Maturity	4/25/2022	10/25/2019	3/25/2017	7/25/2014	11/25/2012	9/25/2011	11/25/2010
	Window	57 - 182	47 - 152	38 - 121	38 - 89	40 - 69	39 - 55	32 - 45
B-2	WAL (yrs)	9.96	8.29	6.57	4.91	4.10	3.59	2.95
	First Payment Date	11/25/2011	1/25/2011	4/25/2010	4/25/2010	5/25/2010	4/25/2010	10/25/2009
	Expected Final Maturity	4/25/2022	10/25/2019	3/25/2017	7/25/2014	11/25/2012	9/25/2011	11/25/2010
	Window	57 - 182	47 - 152	38 - 121	38 - 89	39 - 69	38 - 55	32 - 45
B-3	WAL (yrs)	9.96	8.29	6.57	4.91	4.08	3.54	2.90
	First Payment Date	11/25/2011	1/25/2011	4/25/2010	4/25/2010	5/25/2010	3/25/2010	9/25/2009
	Expected Final Maturity	4/25/2022	10/25/2019	3/25/2017	7/25/2014	11/25/2012	9/25/2011	11/25/2010
	Window	57 - 182	47 - 152	38 - 121	38 - 89	39 - 69	37 - 55	31 - 45

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-1

Weighted Average Life Sensitivity
To MATURITY

	PPC (%)	50	60	75	100	125	150	175
A-1	WAL (yrs)	5.15	4.32	3.45	2.47	1.73	1.12	0.92
	First Payment Date	3/25/2007	3/25/2007	3/25/2007	3/25/2007	3/25/2007	3/25/2007	3/25/2007
	Expected Final Maturity	7/25/2036	9/25/2033	4/25/2029	11/25/2023	3/25/2020	12/25/2009	6/25/2009
	Window	1 - 353	1 - 319	1 - 266	1 - 201	1 - 157	1 - 34	1 - 28
A-2a	WAL (yrs)	1.66	1.38	1.09	0.80	0.63	0.51	0.42
	First Payment Date	3/25/2007	3/25/2007	3/25/2007	3/25/2007	3/25/2007	3/25/2007	3/25/2007
	Expected Final Maturity	9/25/2010	2/25/2010	6/25/2009	11/25/2008	6/25/2008	3/25/2008	1/25/2008
	Window	1 - 43	1 - 36	1 - 28	1 - 21	1 - 16	1 - 13	1 - 11
A-2b	WAL (yrs)	4.20	3.48	2.75	2.00	1.56	1.26	1.04
	First Payment Date	9/25/2010	2/25/2010	6/25/2009	11/25/2008	6/25/2008	3/25/2008	1/25/2008
	Expected Final Maturity	2/25/2012	4/25/2011	6/25/2010	6/25/2009	12/25/2008	8/25/2008	5/25/2008
	Window	43 - 60	36 - 50	28 - 40	21 - 28	16 - 22	13 - 18	11 - 15
A-2c	WAL (yrs)	7.93	6.58	5.20	3.50	2.24	1.80	1.49
	First Payment Date	2/25/2012	4/25/2011	6/25/2010	6/25/2009	12/25/2008	8/25/2008	5/25/2008
	Expected Final Maturity	3/25/2019	3/25/2017	2/25/2015	12/25/2012	11/25/2009	5/25/2009	12/25/2008
	Window	60 - 145	50 - 121	40 - 96	28 - 70	22 - 33	18 - 27	15 - 22
A-2d	WAL (yrs)	17.46	14.81	11.86	8.68	5.80	2.47	2.02
	First Payment Date	3/25/2019	3/25/2017	2/25/2015	12/25/2012	11/25/2009	5/25/2009	12/25/2008
	Expected Final Maturity	1/25/2036	12/25/2032	7/25/2028	3/25/2023	6/25/2019	11/25/2009	5/25/2009
	Window	145 - 347	121 - 310	96 - 257	70 - 193	33 - 148	27 - 33	22 - 27
M-1	WAL (yrs)	10.95	9.19	7.32	5.69	5.66	6.41	5.19
	First Payment Date	11/25/2011	1/25/2011	4/25/2010	10/25/2010	10/25/2011	12/25/2009	6/25/2009
	Expected Final Maturity	3/25/2034	12/25/2030	10/25/2026	9/25/2021	7/25/2018	8/25/2017	10/25/2015
	Window	57 - 325	47 - 286	38 - 236	44 - 175	56 - 137	34 - 126	28 - 104
M-2	WAL (yrs)	10.92	9.17	7.30	5.57	5.08	5.20	4.29
	First Payment Date	11/25/2011	1/25/2011	4/25/2010	8/25/2010	2/25/2011	6/25/2011	9/25/2010
	Expected Final Maturity	6/25/2033	2/25/2030	1/25/2026	3/25/2021	1/25/2018	11/25/2015	5/25/2014
	Window	57 - 316	47 - 276	38 - 227	42 - 169	48 - 131	52 - 105	43 - 87
M-3	WAL (yrs)	10.90	9.14	7.28	5.51	4.83	4.56	3.76
	First Payment Date	11/25/2011	1/25/2011	4/25/2010	7/25/2010	12/25/2010	2/25/2011	6/25/2010
	Expected Final Maturity	6/25/2032	2/25/2029	2/25/2025	6/25/2020	6/25/2017	6/25/2015	12/25/2013
	Window	57 - 304	47 - 264	38 - 216	41 - 160	46 - 124	48 - 100	40 - 82
M-4	WAL (yrs)	10.88	9.12	7.26	5.47	4.71	4.32	3.55
	First Payment Date	11/25/2011	1/25/2011	4/25/2010	6/25/2010	10/25/2010	11/25/2010	3/25/2010
	Expected Final Maturity	10/25/2031	6/25/2028	7/25/2024	1/25/2020	2/25/2017	2/25/2015	9/25/2013
	Window	57 - 296	47 - 256	38 - 209	40 - 155	44 - 120	45 - 96	37 - 79
M-5	WAL (yrs)	10.84	9.09	7.23	5.44	4.62	4.16	3.42
	First Payment Date	11/25/2011	1/25/2011	4/25/2010	5/25/2010	8/25/2010	8/25/2010	1/25/2010
	Expected Final Maturity	2/25/2031	10/25/2027	12/25/2023	7/25/2019	10/25/2016	11/25/2014	6/25/2013
	Window	57 - 288	47 - 248	38 - 202	39 - 149	42 - 116	42 - 93	35 - 76
M-6	WAL (yrs)	10.80	9.06	7.20	5.39	4.54	4.02	3.31
	First Payment Date	11/25/2011	1/25/2011	4/25/2010	5/25/2010	7/25/2010	7/25/2010	12/25/2009
	Expected Final Maturity	4/25/2030	12/25/2026	4/25/2023	1/25/2019	5/25/2016	7/25/2014	3/25/2013
	Window	57 - 278	47 - 238	38 - 194	39 - 143	41 - 111	41 - 89	34 - 73
B-1	WAL (yrs)	10.75	9.01	7.16	5.35	4.47	3.92	3.23
	First Payment Date	11/25/2011	1/25/2011	4/25/2010	4/25/2010	6/25/2010	5/25/2010	10/25/2009
	Expected Final Maturity	5/25/2029	4/25/2026	7/25/2022	7/25/2018	12/25/2015	3/25/2014	12/25/2012
	Window	57 - 267	47 - 230	38 - 185	38 - 137	40 - 106	39 - 85	32 - 70
B-2	WAL (yrs)	10.68	8.94	7.10	5.30	4.40	3.83	3.15
	First Payment Date	11/25/2011	1/25/2011	4/25/2010	4/25/2010	5/25/2010	4/25/2010	10/25/2009
	Expected Final Maturity	5/25/2028	5/25/2025	10/25/2021	11/25/2017	6/25/2015	10/25/2013	8/25/2012
	Window	57 - 255	47 - 219	38 - 176	38 - 129	39 - 100	38 - 80	32 - 66
B-3	WAL (yrs)	10.58	8.85	7.02	5.24	4.33	3.75	3.07
	First Payment Date	11/25/2011	1/25/2011	4/25/2010	4/25/2010	5/25/2010	3/25/2010	9/25/2009
	Expected Final Maturity	4/25/2027	4/25/2024	11/25/2020	4/25/2017	12/25/2014	6/25/2013	4/25/2012
	Window	57 - 242	47 - 206	38 - 165	38 - 122	39 - 94	37 - 76	31 - 62

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-1

CPR Sensitivity
To CALL

	CPR (%)	20	25	30
A-1	WAL (yrs)	3.10	2.38	1.81
	First Payment Date	3/25/2007	3/25/2007	3/25/2007
	Expected Final Maturity	3/25/2017	1/25/2015	7/25/2013
	Window	1 - 121	1 - 95	1 - 77
A-2a	WAL (yrs)	1.06	0.83	0.67
	First Payment Date	3/25/2007	3/25/2007	3/25/2007
	Expected Final Maturity	6/25/2009	12/25/2008	8/25/2008
	Window	1 - 28	1 - 22	1 - 18
A-2b	WAL (yrs)	2.72	2.12	1.71
	First Payment Date	6/25/2009	12/25/2008	8/25/2008
	Expected Final Maturity	5/25/2010	8/25/2009	2/25/2009
	Window	28 - 39	22 - 30	18 - 24
A-2c	WAL (yrs)	5.22	3.90	2.61
	First Payment Date	5/25/2010	8/25/2009	2/25/2009
	Expected Final Maturity	3/25/2015	6/25/2013	3/25/2012
	Window	39 - 97	30 - 76	24 - 61
A-2d	WAL (yrs)	9.64	7.55	6.12
	First Payment Date	3/25/2015	6/25/2013	3/25/2012
	Expected Final Maturity	3/25/2017	1/25/2015	7/25/2013
	Window	97 - 121	76 - 95	61 - 77
M-1	WAL (yrs)	6.55	5.33	5.00
	First Payment Date	3/25/2010	9/25/2010	4/25/2011
	Expected Final Maturity	3/25/2017	1/25/2015	7/25/2013
	Window	37 - 121	43 - 95	50 - 77
M-2	WAL (yrs)	6.55	5.27	4.73
	First Payment Date	3/25/2010	7/25/2010	11/25/2010
	Expected Final Maturity	3/25/2017	1/25/2015	7/25/2013
	Window	37 - 121	41 - 95	45 - 77
M-3	WAL (yrs)	6.55	5.24	4.59
	First Payment Date	3/25/2010	6/25/2010	10/25/2010
	Expected Final Maturity	3/25/2017	1/25/2015	7/25/2013
	Window	37 - 121	40 - 95	44 - 77
M-4	WAL (yrs)	6.55	5.23	4.53
	First Payment Date	3/25/2010	5/25/2010	8/25/2010
	Expected Final Maturity	3/25/2017	1/25/2015	7/25/2013
	Window	37 - 121	39 - 95	42 - 77
M-5	WAL (yrs)	6.55	5.21	4.49
	First Payment Date	3/25/2010	5/25/2010	7/25/2010
	Expected Final Maturity	3/25/2017	1/25/2015	7/25/2013
	Window	37 - 121	39 - 95	41 - 77
M-6	WAL (yrs)	6.55	5.21	4.45
	First Payment Date	3/25/2010	4/25/2010	6/25/2010
	Expected Final Maturity	3/25/2017	1/25/2015	7/25/2013
	Window	37 - 121	38 - 95	40 - 77
B-1	WAL (yrs)	6.55	5.20	4.43
	First Payment Date	3/25/2010	4/25/2010	5/25/2010
	Expected Final Maturity	3/25/2017	1/25/2015	7/25/2013
	Window	37 - 121	38 - 95	39 - 77
B-2	WAL (yrs)	6.55	5.20	4.40
	First Payment Date	3/25/2010	4/25/2010	5/25/2010
	Expected Final Maturity	3/25/2017	1/25/2015	7/25/2013
	Window	37 - 121	38 - 95	39 - 77
B-3	WAL (yrs)	6.55	5.19	4.38
	First Payment Date	3/25/2010	3/25/2010	4/25/2010
	Expected Final Maturity	3/25/2017	1/25/2015	7/25/2013
	Window	37 - 121	37 - 95	38 - 77

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-1

CPR Sensitivity
To MATURITY

	CPR (%)	20	25	30
A-1	WAL (yrs)	3.36	2.59	1.99
	First Payment Date	3/25/2007	3/25/2007	3/25/2007
	Expected Final Maturity	5/25/2029	12/25/2024	9/25/2021
	Window	1 - 267	1 - 214	1 - 175
A-2a	WAL (yrs)	1.06	0.83	0.67
	First Payment Date	3/25/2007	3/25/2007	3/25/2007
	Expected Final Maturity	6/25/2009	12/25/2008	8/25/2008
	Window	1 - 28	1 - 22	1 - 18
A-2b	WAL (yrs)	2.72	2.12	1.71
	First Payment Date	6/25/2009	12/25/2008	8/25/2008
	Expected Final Maturity	5/25/2010	8/25/2009	2/25/2009
	Window	28 - 39	22 - 30	18 - 24
A-2c	WAL (yrs)	5.22	3.90	2.61
	First Payment Date	5/25/2010	8/25/2009	2/25/2009
	Expected Final Maturity	3/25/2015	6/25/2013	3/25/2012
	Window	39 - 97	30 - 76	24 - 61
A-2d	WAL (yrs)	12.05	9.47	7.69
	First Payment Date	3/25/2015	6/25/2013	3/25/2012
	Expected Final Maturity	3/25/2029	11/25/2024	8/25/2021
	Window	97 - 265	76 - 213	61 - 174
M-1	WAL (yrs)	7.30	5.92	5.49
	First Payment Date	3/25/2010	9/25/2010	4/25/2011
	Expected Final Maturity	9/25/2026	9/25/2022	10/25/2019
	Window	37 - 235	43 - 187	50 - 152
M-2	WAL (yrs)	7.28	5.85	5.20
	First Payment Date	3/25/2010	7/25/2010	11/25/2010
	Expected Final Maturity	1/25/2026	2/25/2022	4/25/2019
	Window	37 - 227	41 - 180	45 - 146
M-3	WAL (yrs)	7.26	5.80	5.05
	First Payment Date	3/25/2010	6/25/2010	10/25/2010
	Expected Final Maturity	2/25/2025	5/25/2021	9/25/2018
	Window	37 - 216	40 - 171	44 - 139
M-4	WAL (yrs)	7.24	5.77	4.98
	First Payment Date	3/25/2010	5/25/2010	8/25/2010
	Expected Final Maturity	7/25/2024	11/25/2020	4/25/2018
	Window	37 - 209	39 - 165	42 - 134
M-5	WAL (yrs)	7.21	5.74	4.92
	First Payment Date	3/25/2010	5/25/2010	7/25/2010
	Expected Final Maturity	12/25/2023	5/25/2020	11/25/2017
	Window	37 - 202	39 - 159	41 - 129
M-6	WAL (yrs)	7.18	5.70	4.86
	First Payment Date	3/25/2010	4/25/2010	6/25/2010
	Expected Final Maturity	4/25/2023	11/25/2019	6/25/2017
	Window	37 - 194	38 - 153	40 - 124
B-1	WAL (yrs)	7.14	5.66	4.81
	First Payment Date	3/25/2010	4/25/2010	5/25/2010
	Expected Final Maturity	7/25/2022	4/25/2019	1/25/2017
	Window	37 - 185	38 - 146	39 - 119
B-2	WAL (yrs)	7.08	5.61	4.74
	First Payment Date	3/25/2010	4/25/2010	5/25/2010
	Expected Final Maturity	10/25/2021	8/25/2018	6/25/2016
	Window	37 - 176	38 - 138	39 - 112
B-3	WAL (yrs)	7.00	5.54	4.68
	First Payment Date	3/25/2010	3/25/2010	4/25/2010
	Expected Final Maturity	11/25/2020	12/25/2017	12/25/2015
	Window	37 - 165	37 - 130	38 - 106

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Senior Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	A-1 Cap (%)	A-2a Cap (%)	A-2b Cap (%)	A-2c Cap (%)	A-2d Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360

0	-	-	-	-	-
1	20.13	20.05	20.10	20.15	20.23
2	20.13	20.05	20.10	20.15	20.23
3	20.13	20.05	20.10	20.15	20.23
4	20.08	20.05	20.07	20.07	20.08
5	20.19	20.05	20.13	20.23	20.39
6	19.78	19.77	19.77	19.77	19.77
7	19.64	19.63	19.63	19.63	19.63
8	19.78	19.77	19.77	19.77	19.77
9	19.37	19.36	19.36	19.36	19.36
10	19.51	19.50	19.50	19.50	19.50
11	19.10	19.09	19.09	19.09	19.09
12	21.25	21.23	21.23	21.23	21.23
13	21.38	21.37	21.37	21.37	21.37
14	20.93	20.91	20.91	20.91	20.91
15	20.92	20.91	20.69	20.91	20.91
16	20.63	20.63	20.10	20.48	20.62
17	20.41	20.66	20.10	20.15	20.63
18	20.13	20.35	20.10	20.15	20.33
19	20.13	20.21	20.10	20.15	20.20
20	20.13	20.25	20.10	20.15	20.23
21	19.95	19.94	19.94	19.94	19.94
22	19.95	-	19.90	19.90	19.90
23	18.78	-	18.77	18.77	18.77
24	18.71	-	18.70	18.70	18.70
25	19.48	-	19.46	19.46	19.46
26	18.62	-	18.60	18.60	18.60
27	18.84	-	18.83	18.83	18.83
28	18.48	-	18.45	18.45	18.45
29	17.84	-	-	17.82	17.82
30	17.55	-	-	17.53	17.53
31	17.58	-	-	17.56	17.56
32	17.94	-	-	17.92	17.92
33	17.68	-	-	17.66	17.66
34	17.97	-	-	17.99	17.99
35	17.46	-	-	17.49	17.49
36	17.62	-	-	17.65	17.65
37	72.25	-	-	90.52	56.89
38	20.13	-	-	20.15	20.23
39	20.13	-	-	20.15	20.23
40	20.13	-	-	20.15	20.23
41	20.13	-	-	20.15	20.23
42	20.13	-	-	20.15	20.23
43	20.13	-	-	20.15	20.23
44	20.13	-	-	20.15	20.23
45	20.13	-	-	20.15	20.23
46	20.13	-	-	20.15	20.23

(1) Annualized coupon based on total interest paid to the certificates including Interest Distribution Amount, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any interest rate cap proceeds received from the Cap Provider
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Senior Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	A-1 Cap (%)	A-2a Cap (%)	A-2b Cap (%)	A-2c Cap (%)	A-2d Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360

47	20.13	-	-	20.15	20.23
48	20.13	-	-	20.15	20.23
49	20.13	-	-	20.15	20.23
50	20.13	-	-	20.15	20.23
51	20.13	-	-	20.15	20.23
52	20.13	-	-	20.15	20.23
53	20.13	-	-	20.15	20.23
54	20.13	-	-	20.15	20.23
55	20.13	-	-	20.15	20.23
56	20.13	-	-	20.15	20.23
57	19.60	-	-	19.71	19.71
58	20.26	-	-	20.38	20.38
59	19.61	-	-	19.73	19.73
60	19.61	-	-	19.73	19.73
61	20.95	-	-	21.08	21.08
62	19.59	-	-	19.71	19.71
63	20.24	-	-	20.36	20.36
64	19.58	-	-	19.70	19.70
65	20.22	-	-	20.35	20.35
66	19.57	-	-	19.69	19.69
67	19.56	-	-	19.68	19.68
68	20.20	-	-	20.33	20.33
69	19.55	-	-	19.67	19.67
70	20.19	-	-	20.32	20.32
71	19.53	-	-	-	19.66
72	19.53	-	-	-	19.65
73	21.61	-	-	-	21.75
74	19.51	-	-	-	19.64
75	20.16	-	-	-	20.29
76	19.50	-	-	-	19.63
77	20.14	-	-	-	20.27
78	19.49	-	-	-	19.62
79	19.48	-	-	-	19.61
80	20.12	-	-	-	20.26
81	19.47	-	-	-	19.60
82	20.11	-	-	-	20.24
83	19.45	-	-	-	19.58
84	19.45	-	-	-	19.58
85	21.52	-	-	-	21.67
86	19.43	-	-	-	19.56
87	20.07	-	-	-	20.21
88	19.42	-	-	-	19.55
89	20.06	-	-	-	20.19
90	19.40	-	-	-	19.54
91	19.40	-	-	-	19.53
92	20.04	-	-	-	20.17
93	19.38	-	-	-	19.52

(1) Annualized coupon based on total interest paid to the certificates including Interest Distribution Amount, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any interest rate cap proceeds received from the Cap Provider
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Senior Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	A-1 Cap (%)	A-2a Cap (%)	A-2b Cap (%)	A-2c Cap (%)	A-2d Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360

94	20.02	-	-	-	20.16
95	19.37	-	-	-	19.50
96	19.36	-	-	-	19.50
97	21.43	-	-	-	21.58
98	19.35	-	-	-	19.48
99	19.99	-	-	-	20.13
100	19.34	-	-	-	19.47
101	19.98	-	-	-	20.11
102	19.33	-	-	-	19.46
103	19.32	-	-	-	19.45
104	19.96	-	-	-	20.09
105	19.31	-	-	-	19.44
106	19.94	-	-	-	20.08
107	19.29	-	-	-	19.43
108	19.29	-	-	-	19.42
109	20.61	-	-	-	20.75
110	19.27	-	-	-	19.41
111	19.91	-	-	-	20.05
112	19.26	-	-	-	19.40
113	16.77	-	-	-	16.91
114	13.64	-	-	-	13.78
115	13.69	-	-	-	13.83
116	14.20	-	-	-	14.34
117	13.80	-	-	-	13.94
118	14.32	-	-	-	14.46
119	13.91	-	-	-	14.05
120	13.97	-	-	-	14.11
121	15.54	-	-	-	15.69
122	14.10	-	-	-	14.23
123	14.63	-	-	-	14.77
124	14.23	-	-	-	14.36
125	14.77	-	-	-	14.91
126	14.37	-	-	-	14.50
127	14.44	-	-	-	14.58
128	15.00	-	-	-	15.14
129	14.59	-	-	-	14.73
130	15.16	-	-	-	15.30
131	14.75	-	-	-	14.89
132	14.83	-	-	-	14.97
133	16.51	-	-	-	16.67
134	15.00	-	-	-	15.14
135	15.60	-	-	-	15.74
136	15.19	-	-	-	15.32
137	15.79	-	-	-	15.93
138	15.38	-	-	-	15.52
139	15.48	-	-	-	15.62
140	16.10	-	-	-	16.25

(1) Annualized coupon based on total interest paid to the certificates including Interest Distribution Amount, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any interest rate cap proceeds received from the Cap Provider
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Senior Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	A-1 Cap (%)	A-2a Cap (%)	A-2b Cap (%)	A-2c Cap (%)	A-2d Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360

141	15.69	-	-	-	15.83
142	16.32	-	-	-	16.47
143	15.91	-	-	-	16.05
144	16.03	-	-	-	16.17
145	17.87	-	-	-	18.03
146	16.27	-	-	-	16.41
147	16.94	-	-	-	17.08
148	16.52	-	-	-	16.66
149	17.21	-	-	-	17.35
150	16.79	-	-	-	16.93
151	16.93	-	-	-	17.07
152	17.64	-	-	-	17.79
153	17.22	-	-	-	17.36
154	17.95	-	-	-	18.10
155	17.53	-	-	-	17.67
156	17.69	-	-	-	17.83
157	19.08	-	-	-	19.23
158	18.02	-	-	-	18.16
159	18.80	-	-	-	18.95
160	18.37	-	-	-	18.52
161	19.17	-	-	-	19.32
162	18.74	-	-	-	18.89
163	18.94	-	-	-	19.08
164	19.77	-	-	-	19.92
165	19.34	-	-	-	19.49
166	20.20	-	-	-	20.35
167	19.77	-	-	-	19.91
168	19.99	-	-	-	20.13
169	22.38	-	-	-	22.54
170	20.45	-	-	-	20.60
171	21.38	-	-	-	21.53
172	20.94	-	-	-	21.08
173	21.90	-	-	-	22.05
174	21.46	-	-	-	21.60
175	21.73	-	-	-	21.88
176	22.74	-	-	-	22.89
177	22.41	-	-	-	22.56
178	23.80	-	-	-	23.96
179	23.72	-	-	-	23.87
180	24.47	-	-	-	24.62
181	27.98	-	-	-	28.15
182	26.17	-	-	-	26.31
183	28.05	-	-	-	28.21
184	28.24	-	-	-	28.39
185	30.44	-	-	-	30.59
186	30.83	-	-	-	30.97
187	32.37	-	-	-	32.52

(1) Annualized coupon based on total interest paid to the certificates including Interest Distribution Amount, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any interest rate cap proceeds received from the Cap Provider
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Senior Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	A-1 Cap (%)	A-2a Cap (%)	A-2b Cap (%)	A-2c Cap (%)	A-2d Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360

188	35.27	-	-	-	35.42
189	36.15	-	-	-	36.30
190	39.78	-	-	-	39.94
191	41.25	-	-	-	41.40
192	44.53	-	-	-	44.68
193	53.68	-	-	-	53.85
194	53.37	-	-	-	-
195	61.51	-	-	-	-
196	67.53	-	-	-	-
197	81.00	-	-	-	-
198	93.92	-	-	-	-
199	117.97	-	-	-	-
200	165.52	-	-	-	-
201	253.51	-	-	-	-
202	*	-	-	-	-
203	-	-	-	-	-

* In Period 202 the Class A-1 has a beginning balance of approximately $55,087 and is paid approximately $58,990 in interest.

(1) Annualized coupon based on total interest paid to the certificates including Interest Distribution Amount, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any interest rate cap proceeds received from the Cap Provider
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Subordinate Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	M-1 Cap (%)	M-2 Cap (%)	M-3 Cap (%)	M-4 Cap (%)	M-5 Cap (%)	M-6 Cap (%)	B-1 Cap (%)	B-2 Cap (%)	B-3 Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
0	-	-	-	-	-	-	-	-	-
1	20.26	20.30	20.33	20.43	20.45	20.48	21.50	22.25	22.50
2	20.26	20.30	20.33	20.43	20.45	20.48	21.50	22.25	22.50
3	20.26	20.30	20.33	20.43	20.45	20.48	21.50	22.25	22.50
4	19.55	19.55	19.55	19.55	19.55	19.55	19.55	19.55	19.55
5	20.06	19.63	19.63	19.63	19.63	19.63	19.63	19.63	19.63
6	19.22	19.22	19.22	19.22	19.22	19.22	19.22	19.22	19.22
7	19.06	19.06	19.06	19.06	19.06	19.06	19.06	19.06	19.06
8	19.15	19.15	19.15	19.15	19.15	19.15	19.15	19.15	19.15
9	18.74	18.74	18.74	18.74	18.74	18.74	18.74	18.74	18.74
10	18.84	18.84	18.84	18.84	18.84	18.84	18.84	18.84	18.84
11	18.43	18.43	18.43	18.43	18.43	18.43	18.43	18.43	18.43
12	20.55	20.55	20.55	20.55	20.55	20.55	20.55	20.55	20.55
13	20.60	20.60	20.60	20.60	20.60	20.60	20.60	20.60	20.60
14	20.17	20.17	20.17	20.17	20.17	20.17	20.17	20.17	20.17
15	20.14	20.14	20.15	20.15	20.15	20.15	20.20	20.24	20.25
16	19.92	19.93	19.94	19.95	19.96	19.96	20.13	20.26	20.30
17	20.08	20.12	20.13	20.18	20.19	20.20	20.69	21.05	21.17
18	19.65	19.67	19.68	19.70	19.71	19.72	20.00	20.22	20.29
19	19.35	19.35	19.36	19.37	19.37	19.37	19.47	19.54	19.57
20	19.33	19.34	19.34	19.36	19.36	19.36	19.50	19.60	19.63
21	18.93	18.93	18.93	18.93	18.93	18.93	18.93	18.93	18.93
22	18.81	18.81	18.81	18.81	18.81	18.81	18.81	18.81	18.81
23	17.48	17.48	17.48	17.48	17.48	17.48	17.48	17.48	17.48
24	17.35	17.35	17.35	17.35	17.35	17.35	17.35	17.35	17.35
25	17.90	17.90	17.90	17.90	17.90	17.90	17.90	17.90	17.90
26	17.12	17.12	17.12	17.12	17.12	17.12	17.12	17.12	17.12
27	17.21	17.21	17.21	17.21	17.21	17.21	17.21	17.21	17.21
28	16.80	16.80	16.80	16.80	16.80	16.80	16.80	16.80	16.80
29	15.95	15.95	15.95	15.95	15.95	15.95	15.95	15.95	15.95
30	15.61	15.61	15.61	15.61	15.61	15.61	15.61	15.61	15.61
31	15.53	15.53	15.53	15.53	15.53	15.53	15.53	15.53	15.53
32	15.70	15.70	15.70	15.70	15.70	15.70	15.70	15.70	15.70
33	15.38	15.38	15.38	15.38	15.38	15.38	15.38	15.38	15.38
34	15.38	15.38	15.38	15.38	15.38	15.38	15.38	15.38	15.38
35	14.51	14.51	14.51	14.51	14.51	14.51	14.51	14.51	14.51
36	14.46	14.46	14.46	14.46	14.46	14.46	14.46	14.46	14.46
37	113.92	34.15	19.07	19.24	19.28	19.33	21.13	22.49	22.95
38	20.26	25.72	18.00	18.17	18.20	18.25	20.02	21.36	21.81
39	17.74	16.70	17.36	17.48	17.51	17.55	19.43	21.53	21.97
40	14.60	16.07	16.64	16.75	17.01	17.77	19.32	20.48	20.88
41	18.87	15.93	16.37	16.94	17.30	17.30	18.53	19.44	19.76
42	15.30	15.57	16.51	16.94	16.94	16.94	18.15	19.06	19.37
43	14.50	15.71	16.85	16.92	16.92	16.93	18.12	19.01	19.32
44	16.38	16.33	17.17	17.24	17.24	17.24	18.41	19.29	19.60
45	14.22	15.99	16.38	16.44	16.44	16.45	17.44	18.19	18.45
46	15.31	16.60	17.04	17.11	17.10	17.11	18.22	19.06	19.35
47	14.24	15.53	15.84	15.89	15.89	15.89	16.68	17.28	17.49

(1) Annualized coupon based on total interest paid to the certificates including Interest Distribution Amount, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any interest rate cap proceeds received from the Cap Provider
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Subordinate Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	M-1 Cap (%)	M-2 Cap (%)	M-3 Cap (%)	M-4 Cap (%)	M-5 Cap (%)	M-6 Cap (%)	B-1 Cap (%)	B-2 Cap (%)	B-3 Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
48	14.25	15.30	15.56	15.61	15.60	15.61	16.30	16.82	17.00
49	23.29	17.13	17.49	17.56	17.55	17.56	18.54	19.27	19.53
50	14.20	15.08	15.30	15.34	15.34	15.35	15.95	16.40	16.56
51	14.82	16.09	16.41	16.47	16.47	16.47	17.35	18.01	18.24
52	14.31	15.19	15.41	15.45	15.45	15.45	16.06	16.52	16.68
53	16.22	16.52	16.85	16.91	16.91	16.92	17.84	18.54	18.78
54	14.61	15.59	15.83	15.88	15.87	15.88	16.57	17.10	17.28
55	14.59	15.53	15.77	15.81	15.81	15.82	16.49	17.01	17.19
56	13.14	12.23	12.23	12.23	12.23	12.23	12.23	12.23	12.23
57	11.83	11.83	11.83	11.83	11.83	11.83	11.83	11.83	11.83
58	12.23	12.23	12.23	12.23	12.23	12.23	12.23	12.23	12.23
59	11.83	11.83	11.83	11.83	11.83	11.83	11.83	11.83	11.83
60	11.83	11.83	11.83	11.83	11.83	11.83	11.83	11.83	11.83
61	12.64	12.64	12.64	12.64	12.64	12.64	12.64	12.64	12.64
62	11.82	11.82	11.82	11.82	11.82	11.82	11.82	11.82	11.82
63	12.20	12.20	12.20	12.20	12.20	12.20	12.20	12.20	12.20
64	11.80	11.80	11.80	11.80	11.80	11.80	11.80	11.80	11.80
65	12.19	12.19	12.19	12.19	12.19	12.19	12.19	12.19	12.19
66	11.79	11.79	11.79	11.79	11.79	11.79	11.79	11.79	11.79
67	11.79	11.79	11.79	11.79	11.79	11.79	11.79	11.79	11.79
68	12.18	12.18	12.18	12.18	12.18	12.18	12.18	12.18	12.18
69	11.78	11.78	11.78	11.78	11.78	11.78	11.78	11.78	11.78
70	12.17	12.17	12.17	12.17	12.17	12.17	12.17	12.17	12.17
71	11.77	11.77	11.77	11.77	11.77	11.77	11.77	11.77	11.77
72	11.76	11.76	11.76	11.76	11.76	11.76	11.76	11.76	11.76
73	13.02	13.02	13.02	13.02	13.02	13.02	13.02	13.02	13.02
74	11.75	11.75	11.75	11.75	11.75	11.75	11.75	11.75	11.75
75	12.14	12.14	12.14	12.14	12.14	12.14	12.14	12.14	12.14
76	11.74	11.74	11.74	11.74	11.74	11.74	11.74	11.74	11.74
77	12.13	12.13	12.13	12.13	12.13	12.13	12.13	12.13	12.13
78	11.73	11.73	11.73	11.73	11.73	11.73	11.73	11.73	11.73
79	11.72	11.72	11.72	11.72	11.72	11.72	11.72	11.72	11.72
80	12.11	12.11	12.11	12.11	12.11	12.11	12.11	12.11	12.11
81	11.71	11.71	11.71	11.71	11.71	11.71	11.71	11.71	11.71
82	12.10	12.10	12.10	12.10	12.10	12.10	12.10	12.10	12.10
83	11.70	11.70	11.70	11.70	11.70	11.70	11.70	11.70	11.70
84	11.70	11.70	11.70	11.70	11.70	11.70	11.70	11.70	11.70
85	12.94	12.94	12.94	12.94	12.94	12.94	12.94	12.94	12.94
86	11.68	11.68	11.68	11.68	11.68	11.68	11.68	11.68	11.68
87	12.07	12.07	12.07	12.07	12.07	12.07	12.07	12.07	12.07
88	11.67	11.67	11.67	11.67	11.67	11.67	11.67	11.67	11.67
89	12.06	12.06	12.06	12.06	12.06	12.06	12.06	12.06	12.06
90	11.66	11.66	11.66	11.66	11.66	11.66	11.66	11.66	11.66
91	11.66	11.66	11.66	11.66	11.66	11.66	11.66	11.66	11.66
92	12.04	12.04	12.04	12.04	12.04	12.04	12.04	12.04	12.04
93	11.64	11.64	11.64	11.64	11.64	11.64	11.64	11.64	11.64
94	12.03	12.03	12.03	12.03	12.03	12.03	12.03	12.03	12.03
95	11.63	11.63	11.63	11.63	11.63	11.63	11.63	11.63	11.63

(1) Annualized coupon based on total interest paid to the certificates including Interest Distribution Amount, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any interest rate cap proceeds received from the Cap Provider
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Subordinate Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	M-1 Cap (%)	M-2 Cap (%)	M-3 Cap (%)	M-4 Cap (%)	M-5 Cap (%)	M-6 Cap (%)	B-1 Cap (%)	B-2 Cap (%)	B-3 Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
96	11.63	11.63	11.63	11.63	11.63	11.63	11.63	11.63	11.63
97	12.87	12.87	12.87	12.87	12.87	12.87	12.87	12.87	12.87
98	11.62	11.62	11.62	11.62	11.62	11.62	11.62	11.62	11.62
99	12.00	12.00	12.00	12.00	12.00	12.00	12.00	12.00	12.00
100	11.60	11.60	11.60	11.60	11.60	11.60	11.60	11.60	11.60
101	11.99	11.99	11.99	11.99	11.99	11.99	11.99	11.99	11.99
102	11.59	11.59	11.59	11.59	11.59	11.59	11.59	11.59	11.59
103	11.59	11.59	11.59	11.59	11.59	11.59	11.59	11.59	11.59
104	11.97	11.97	11.97	11.97	11.97	11.97	11.97	11.97	11.97
105	11.58	11.58	11.58	11.58	11.58	11.58	11.58	11.58	11.58
106	11.96	11.96	11.96	11.96	11.96	11.96	11.96	11.96	11.96
107	11.56	11.56	11.56	11.56	11.56	11.56	11.56	11.56	11.56
108	11.56	11.56	11.56	11.56	11.56	11.56	11.56	11.56	11.56
109	12.35	12.35	12.35	12.35	12.35	12.35	12.35	12.35	12.35
110	11.55	11.55	11.55	11.55	11.55	11.55	11.55	11.55	11.55
111	11.93	11.93	11.93	11.93	11.93	11.93	11.93	11.93	11.93
112	11.54	11.54	11.54	11.54	11.54	11.54	11.54	11.54	11.54
113	11.91	11.91	11.91	11.91	11.91	11.91	11.91	11.91	11.91
114	11.52	11.52	11.52	11.52	11.52	11.52	11.52	11.52	11.52
115	11.52	11.52	11.52	11.52	11.52	11.52	11.52	11.52	11.52
116	11.90	11.90	11.90	11.90	11.90	11.90	11.90	11.90	11.90
117	11.51	11.51	11.51	11.51	11.51	11.51	11.51	11.51	11.51
118	11.88	11.88	11.88	11.88	11.88	11.88	11.88	11.88	11.88
119	11.49	11.49	11.49	11.49	11.49	11.49	11.49	11.49	11.49
120	11.49	11.49	11.49	11.49	11.49	11.49	11.49	11.49	11.49
121	12.71	12.71	12.71	12.71	12.71	12.71	12.71	12.71	12.71
122	11.48	11.48	11.48	11.48	11.48	11.48	11.48	11.48	11.48
123	11.85	11.85	11.85	11.85	11.85	11.85	11.85	11.85	-
124	11.47	11.47	11.47	11.47	11.47	11.47	11.47	11.47	-
125	11.84	11.84	11.84	11.84	11.84	11.84	11.84	11.84	-
126	11.45	11.45	11.45	11.45	11.45	11.45	11.45	11.45	-
127	11.45	11.45	11.45	11.45	11.45	11.45	11.45	11.45	-
128	11.82	11.82	11.82	11.82	11.82	11.82	11.82	11.82	-
129	11.44	11.44	11.44	11.44	11.44	11.44	11.44	11.44	-
130	11.81	11.81	11.81	11.81	11.81	11.81	11.81	11.81	-
131	11.42	11.42	11.42	11.42	11.42	11.42	11.42	-	-
132	11.42	11.42	11.42	11.42	11.42	11.42	11.42	-	-
133	12.64	12.64	12.64	12.64	12.64	12.64	12.64	-	-
134	11.41	11.41	11.41	11.41	11.41	11.41	11.41	-	-
135	11.78	11.78	11.78	11.78	11.78	11.78	11.78	-	-
136	11.40	11.40	11.40	11.40	11.40	11.40	11.40	-	-
137	11.77	11.77	11.77	11.77	11.77	11.77	11.77	-	-
138	11.38	11.38	11.38	11.38	11.38	11.38	-	-	-
139	11.38	11.38	11.38	11.38	11.38	11.38	-	-	-
140	11.75	11.75	11.75	11.75	11.75	11.75	-	-	-
141	11.37	11.37	11.37	11.37	11.37	11.37	-	-	-
142	11.74	11.74	11.74	11.74	11.74	11.74	-	-	-
143	11.35	11.35	11.35	11.35	11.35	11.35	-	-	-

(1) Annualized coupon based on total interest paid to the certificates including Interest Distribution Amount, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any interest rate cap proceeds received from the Cap Provider
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Subordinate Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	M-1 Cap (%)	M-2 Cap (%)	M-3 Cap (%)	M-4 Cap (%)	M-5 Cap (%)	M-6 Cap (%)	B-1 Cap (%)	B-2 Cap (%)	B-3 Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
144	11.35	11.35	11.35	11.35	11.35	11.35	-	-	-
145	12.56	12.56	12.56	12.56	12.56	-	-	-	-
146	11.34	11.34	11.34	11.34	11.34	-	-	-	-
147	11.71	11.71	11.71	11.71	11.71	-	-	-	-
148	11.33	11.33	11.33	11.33	11.33	-	-	-	-
149	11.70	11.70	11.70	11.70	11.70	-	-	-	-
150	11.31	11.31	11.31	11.31	11.31	-	-	-	-
151	11.31	11.31	11.31	11.31	-	-	-	-	-
152	11.68	11.68	11.68	11.68	-	-	-	-	-
153	11.30	11.30	11.30	11.30	-	-	-	-	-
154	11.67	11.67	11.67	11.67	-	-	-	-	-
155	11.29	11.29	11.29	11.29	-	-	-	-	-
156	11.28	11.28	11.28	-	-	-	-	-	-
157	12.05	12.05	12.05	-	-	-	-	-	-
158	11.27	11.27	11.27	-	-	-	-	-	-
159	11.64	11.64	11.64	-	-	-	-	-	-
160	11.26	11.26	11.26	-	-	-	-	-	-
161	11.63	11.63	11.63	-	-	-	-	-	-
162	11.24	11.24	-	-	-	-	-	-	-
163	11.24	11.24	-	-	-	-	-	-	-
164	11.61	11.61	-	-	-	-	-	-	-
165	11.23	11.23	-	-	-	-	-	-	-
166	11.60	11.60	-	-	-	-	-	-	-
167	11.22	11.22	-	-	-	-	-	-	-
168	11.21	11.21	-	-	-	-	-	-	-
169	12.41	12.41	-	-	-	-	-	-	-
170	11.20	-	-	-	-	-	-	-	-
171	11.57	-	-	-	-	-	-	-	-
172	11.19	-	-	-	-	-	-	-	-
173	11.55	-	-	-	-	-	-	-	-
174	11.18	-	-	-	-	-	-	-	-
175	11.17	-	-	-	-	-	-	-	-
176	11.54	-	-	-	-	-	-	-	-
177	-	-	-	-	-	-	-	-	-

(1) Annualized coupon based on total interest paid to the certificates including Interest Distribution Amount, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any interest rate cap proceeds received from the Cap Provider
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-1

Schedule A
Interest Rate Swap Schedule
Swap Rate: 5.00%

Period	Start Accrual	End Accrual	Swap Notional ($)
1	3/7/2007	3/25/2007	-
2	3/25/2007	4/25/2007	-
3	4/25/2007	5/25/2007	-
4	5/25/2007	6/25/2007	-
5	6/25/2007	7/25/2007	-
6	7/25/2007	8/25/2007	-
7	8/25/2007	9/25/2007	-
8	9/25/2007	10/25/2007	-
9	10/25/2007	11/25/2007	-
10	11/25/2007	12/25/2007	-
11	12/25/2007	1/25/2008	-
12	1/25/2008	2/25/2008	381,020,466.35
13	2/25/2008	3/25/2008	365,179,108.87
14	3/25/2008	4/25/2008	349,805,493.16
15	4/25/2008	5/25/2008	335,024,351.06
16	5/25/2008	6/25/2008	320,854,178.45
17	6/25/2008	7/25/2008	307,303,586.44
18	7/25/2008	8/25/2008	294,329,937.46
19	8/25/2008	9/25/2008	281,908,487.06
20	9/25/2008	10/25/2008	269,816,493.02
21	10/25/2008	11/25/2008	258,270,475.90
22	11/25/2008	12/25/2008	242,751,309.15
23	12/25/2008	1/25/2009	186,238,832.44
24	1/25/2009	2/25/2009	177,861,995.92
25	2/25/2009	3/25/2009	170,506,087.35
26	3/25/2009	4/25/2009	163,351,357.78
27	4/25/2009	5/25/2009	156,512,351.56
28	5/25/2009	6/25/2009	147,584,647.66
29	6/25/2009	7/25/2009	116,845,343.34
30	7/25/2009	8/25/2009	111,756,387.68
31	8/25/2009	9/25/2009	107,233,543.97
32	9/25/2009	10/25/2009	102,861,194.77
33	10/25/2009	11/25/2009	98,571,646.57
34	11/25/2009	12/25/2009	87,054,554.52
35	12/25/2009	1/25/2010	59,906,551.80
36	1/25/2010	2/25/2010	57,147,871.20
37	2/25/2010	3/25/2010	54,974,720.50
38	3/25/2010	4/25/2010	52,885,003.16
39	4/25/2010	5/25/2010	50,821,416.97
40	5/25/2010	6/25/2010	45,309,568.02
41	6/25/2010	7/25/2010	35,289,645.37
42	7/25/2010	8/25/2010	33,836,523.30
43	8/25/2010	9/25/2010	32,628,761.80
44	9/25/2010	10/25/2010	31,464,051.97
45	10/25/2010	11/25/2010	30,323,257.43
46	11/25/2010	12/25/2010	28,073,995.11
47	12/25/2010	1/25/2011	24,368,015.18
48	1/25/2011	2/25/2011	23,469,589.51
49	2/25/2011	3/25/2011	22,664,744.64
50	3/25/2011	4/25/2011	21,887,107.43
51	4/25/2011	5/25/2011	21,135,773.91
52	5/25/2011	6/25/2011	20,409,869.49
53	6/25/2011	7/25/2011	19,708,548.01
54	7/25/2011	8/25/2011	19,030,990.84
55	8/25/2011	9/25/2011	18,376,406.03
56	9/25/2011	10/25/2011	-

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-1

Schedule B
Interest Rate Cap Schedule
Cap Strike Rate: 7.50%

Period	Start Accrual	End Accrual	Cap Notional ($)
1	3/7/2007	3/25/2007	591,374,225.20
2	3/25/2007	4/25/2007	569,032,429.34
3	4/25/2007	5/25/2007	547,434,903.75
4	5/25/2007	6/25/2007	526,542,718.75
5	6/25/2007	7/25/2007	506,319,817.53
6	7/25/2007	8/25/2007	486,732,934.40
7	8/25/2007	9/25/2007	467,751,508.87
8	9/25/2007	10/25/2007	449,347,690.21
9	10/25/2007	11/25/2007	431,497,197.88
10	11/25/2007	12/25/2007	414,146,818.47
11	12/25/2007	1/25/2008	397,337,528.97
12	1/25/2008	2/25/2008	-

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-01	MORGAN STANLEY
Termsheet Aggregate	3,134 records Balance: $622,171,726

Summary Statistics
Number of Mortgage Loans: 3,134
Aggregate Principal Balance ($): 622,171,726
Weighted Average Current Mortgage Rate (%): 8.358
Non-Zero Weighted Average Margin (%): 6.133
Non-Zero Weighted Average Maximum Rate (%): 14.366
Weighted Average Stated Original Term (months): 362
Weighted Average Stated Remaining Term (months): 359
Weighted Average Combined Original LTV (%): 80.21
% First Liens: 98.07
% Owner Occupied: 93.78
% Purchase: 18.21
% Full Doc: 60.94
Non-Zero Weighted Average Credit Score: 608

Originator
Originator	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
SAXON	3,134	622,171,726	100.00	8.358	359	80.21	608
Total:	3,134	622,171,726	100.00	8.358	359	80.21	608

Product with IO term
Product with IO term	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed—10 Year	3	215,357	0.03	8.048	118	70.46	696
Fixed—15 Year	19	1,750,017	0.28	8.132	178	66.55	612
Fixed—20 Year	18	1,797,997	0.29	8.443	237	75.22	624
Fixed—25 Year	14	2,088,801	0.34	7.533	297	76.78	638
Fixed—30 Year	373	60,307,391	9.69	8.243	357	76.71	618
Fixed—40 Year	87	20,181,314	3.24	8.002	477	77.76	624
Balloon—15/30	10	503,657	0.08	11.670	175	100.00	645
Balloon—20/30	202	10,428,050	1.68	11.898	238	99.68	647
Balloon—30/40	55	10,544,123	1.69	8.227	357	77.31	605
Balloon—30/50	48	10,884,677	1.75	8.108	357	76.27	623
ARM—2 Year/6 Month Balloon 30/40	332	68,694,011	11.04	8.506	358	80.07	593
ARM—2 Year/6 Month Balloon 30/50	259	62,742,128	10.08	8.407	358	80.66	588
ARM—3 Year/6 Month Balloon 30/40	212	53,619,571	8.62	8.085	358	80.91	602
ARM—3 Year/6 Month Balloon 30/50	152	35,257,567	5.67	8.243	358	79.56	590
ARM—5 Year/6 Month Balloon 30/50	2	300,463	0.05	10.087	358	96.56	609
ARM—2 Year/6 Month	497	86,549,460	13.91	8.649	358	79.87	600
ARM—3 Year/6 Month	386	66,471,876	10.68	8.819	358	80.61	596
ARM—5 Year/6 Month	2	395,833	0.06	8.229	355	43.04	592
ARM—2 Year/6 Month—40 Years	10	3,015,900	0.48	8.857	478	80.77	597
ARM—3 Year/6 Month—40 Years	13	2,991,379	0.48	8.948	478	83.42	586
Interest Only Fixed—20 Year—60 mo. IO term	1	104,650	0.02	6.999	237	65.00	617
Interest Only Fixed—30 Year—60 mo. IO term	20	6,100,369	0.98	7.409	357	75.50	642
Interest Only ARM—2 Year/6 Month—60 mo. IO term	220	61,846,994	9.94	8.014	358	82.00	630
Interest Only ARM—3 Year/6 Month—60 mo. IO term	196	54,787,093	8.81	7.536	358	81.05	637
Interest Only ARM—5 Year/6 Month—60 mo. IO term	3	593,049	0.10	7.714	359	83.81	652
Total:	3,134	622,171,726	100.00	8.358	359	80.21	608

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

1

SAST 2007-01	MORGAN STANLEY
Termsheet Aggregate	3,134 records Balance: $622,171,726

Range of Gross Interest Rates (%)
Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
5.000—5.999	10	2,970,882	0.48	5.843	358	82.43	686
6.000—6.999	348	89,439,954	14.38	6.725	361	74.76	640
7.000—7.999	753	181,132,212	29.11	7.580	361	78.69	622
8.000—8.999	868	189,070,212	30.39	8.522	363	80.89	600
9.000—9.999	591	100,898,812	16.22	9.477	360	81.89	581
10.000—10.999	280	38,679,397	6.22	10.452	354	85.27	572
11.000—11.999	170	13,699,925	2.20	11.487	315	91.19	601
12.000—12.999	90	5,267,154	0.85	12.390	273	97.06	617
13.000—13.999	21	922,204	0.15	13.454	240	99.92	591
14.000—14.999	3	90,974	0.01	14.140	238	100.00	584
Total:	3,134	622,171,726	100.00	8.358	359	80.21	608
Minimum: 5.750
Maximum: 14.200
Weighted Average: 8.358

Range of Cut-off Date Principal Balances ($)
Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
1—25,000	36	728,931	0.12	11.874	236	99.48	642
25,001—50,000	122	4,751,777	0.76	11.583	264	92.17	629
50,001—75,000	237	15,002,916	2.41	10.119	326	82.23	603
75,001—100,000	327	28,983,618	4.66	9.255	348	78.99	598
100,001—125,000	323	36,098,861	5.80	8.971	356	79.68	597
125,001—150,000	300	41,341,844	6.64	8.685	359	81.41	604
150,001—175,000	294	47,819,012	7.69	8.639	361	79.52	596
175,001—200,000	270	50,609,040	8.13	8.283	360	79.75	601
200,001—225,000	232	49,497,174	7.96	8.226	359	79.11	607
225,001—250,000	168	40,029,831	6.43	8.068	364	79.65	605
250,001—275,000	143	37,544,751	6.03	8.172	364	79.12	606
275,001—300,000	126	36,316,265	5.84	8.048	361	80.22	611
300,001—325,000	79	24,690,427	3.97	8.107	364	80.18	604
325,001—350,000	78	26,267,579	4.22	8.118	359	81.23	609
350,001—375,000	76	27,513,547	4.42	7.977	361	81.80	617
375,001—400,000	68	26,291,661	4.23	8.023	358	82.34	625
400,001—425,000	49	20,286,642	3.26	7.997	360	77.53	599
425,001—450,000	41	18,026,731	2.90	7.931	367	80.07	614
450,001—475,000	32	14,816,479	2.38	7.929	369	84.43	617
475,001—500,000	37	18,081,195	2.91	8.123	361	80.46	626
500,001—750,000	88	50,270,958	8.08	7.898	367	80.36	622
750,001—1,000,000	8	7,202,489	1.16	8.503	390	70.80	620
Total:	3,134	622,171,726	100.00	8.358	359	80.21	608
Minimum: 14,716
Maximum: 998,999
Average: 198,523

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

2

SAST 2007-01	MORGAN STANLEY
Termsheet Aggregate	3,134 records Balance: $622,171,726

Stated Original Term (months)
Stated Original Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
120	3	215,357	0.03	8.048	118	70.46	696
180	29	2,253,674	0.36	8.923	177	74.03	619
240	221	12,330,697	1.98	11.353	238	95.82	643
300	14	2,088,801	0.34	7.533	297	76.78	638
360	2,757	579,094,604	93.08	8.301	358	79.98	607
480	110	26,188,592	4.21	8.209	477	78.76	616
Total:	3,134	622,171,726	100.00	8.358	359	80.21	608
Minimum: 120
Maximum: 480
Weighted Average: 362

Range of Stated Remaining Terms (months)
Range of Stated Remaining Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
109—120	3	215,357	0.03	8.048	118	70.46	696
169—180	29	2,253,674	0.36	8.923	177	74.03	619
205—216	1	14,716	0.00	9.875	210	100.00	719
217—228	2	79,925	0.01	11.358	223	100.00	613
229—240	218	12,236,057	1.97	11.354	238	95.78	643
289—300	14	2,088,801	0.34	7.533	297	76.78	638
337—348	2	246,591	0.04	8.512	346	83.16	538
349—360	2,755	578,848,013	93.04	8.301	358	79.98	607
469—480	110	26,188,592	4.21	8.209	477	78.76	616
Total:	3,134	622,171,726	100.00	8.358	359	80.21	608
Minimum: 117
Maximum: 479
Weighted Average: 359

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

3

SAST 2007-01	MORGAN STANLEY
Termsheet Aggregate	3,134 records Balance: $622,171,726

Range of Combined Original LTV Ratios (%)
Range of Combined Original LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
15.01—20.00	7	572,614	0.09	8.651	358	18.28	595
20.01—25.00	4	303,396	0.05	9.020	356	21.94	600
25.01—30.00	11	1,396,912	0.22	8.185	364	27.97	597
30.01—35.00	13	1,105,344	0.18	7.896	348	32.75	600
35.01—40.00	15	2,877,454	0.46	8.529	369	37.25	571
40.01—45.00	26	4,424,086	0.71	8.075	362	42.72	575
45.01—50.00	56	10,043,058	1.61	8.207	357	47.80	600
50.01—55.00	62	12,421,699	2.00	8.346	362	52.96	577
55.01—60.00	89	16,203,612	2.60	8.126	361	58.07	588
60.01—65.00	130	29,548,784	4.75	7.944	358	63.25	594
65.01—70.00	178	38,720,831	6.22	8.039	361	68.41	594
70.01—75.00	267	59,471,985	9.56	8.012	362	73.87	591
75.01—80.00	783	165,405,485	26.59	8.022	362	79.55	613
80.01—85.00	355	73,479,476	11.81	8.359	361	84.37	602
85.01—90.00	499	112,613,555	18.10	8.463	362	89.52	615
90.01—95.00	234	50,986,634	8.19	8.470	361	94.71	623
95.01—100.00	405	42,596,801	6.85	10.459	330	99.94	632
Total:	3,134	622,171,726	100.00	8.358	359	80.21	608
Minimum: 15.66
Maximum: 100.00
Weighted Average: 80.21
Combined Original LTV Ratio: The Combined Original LTV Ratio of a mortgage loan is equal to the ratio (expressed as a percentage) of the original scheduled principal balance of the mortgage loan plus, in the case of a second lien mortgage loan, any senior lien balances and the fair market value of the mortgaged premises at the time of origination. The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

Range of Gross Margins (%)
Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	850	124,906,403	20.08	8.457	360	78.66	622
4.001—4.500	56	12,720,736	2.04	8.585	360	84.11	617
4.501—5.000	10	2,887,156	0.46	7.457	357	71.26	653
5.001—5.500	348	85,031,234	13.67	7.893	360	77.01	598
5.501—6.000	465	93,107,077	14.96	7.821	358	72.04	606
6.001—6.500	865	189,723,284	30.49	8.394	359	80.61	599
6.501—7.000	463	100,110,499	16.09	8.921	359	91.20	618
7.001—7.500	40	6,854,136	1.10	9.285	356	85.03	608
7.501—8.000	18	3,303,042	0.53	9.411	362	81.14	565
8.001—8.500	11	2,328,925	0.37	9.259	356	71.47	593
8.501—9.000	6	1,044,608	0.17	9.314	355	86.51	584
9.501—10.000	2	154,625	0.02	11.990	357	92.02	568
Total:	3,134	622,171,726	100.00	8.358	359	80.21	608
Non-Zero Minimum: 4.500
Maximum: 9.990
Non-Zero Weighted Average: 6.133

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

4

SAST 2007-01	MORGAN STANLEY
Termsheet Aggregate	3,134 records Balance: $622,171,726

Range of Minimum Mortgage Rates (%)
Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	850	124,906,403	20.08	8.457	360	78.66	622
<=5.000	61	13,839,551	2.22	8.561	360	83.39	617
5.001—5.500	326	80,544,907	12.95	7.849	360	77.28	598
5.501—6.000	390	80,614,535	12.96	7.725	358	71.24	605
6.001—6.500	749	169,291,691	27.21	8.361	359	80.41	599
6.501—7.000	406	90,804,859	14.59	8.799	359	90.93	617
7.001—7.500	41	8,979,798	1.44	8.099	357	80.76	626
7.501—8.000	58	14,150,763	2.27	8.183	358	81.84	615
8.001—8.500	41	7,887,126	1.27	8.495	359	81.92	605
8.501—9.000	65	11,403,263	1.83	8.995	359	82.30	596
9.001—9.500	39	6,582,655	1.06	9.357	357	76.13	586
9.501—10.000	54	6,928,785	1.11	9.866	359	83.67	590
10.001 -10.500	26	2,792,739	0.45	10.394	357	84.37	619
10.501—11.000	13	1,831,124	0.29	10.856	377	87.72	593
11.001—11.500	8	827,905	0.13	11.199	356	84.88	618
11.501—12.000	7	785,622	0.13	11.856	381	89.83	560
Total:	3,134	622,171,726	100.00	8.358	359	80.21	608
Non-Zero Minimum: 4.500
Maximum: 12.000
Non-Zero Weighted Average: 6.404

Range of Maximum Mortgage Rates (%)
Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	850	124,906,403	20.08	8.457	360	78.66	622
<= 12.500	72	19,478,576	3.13	6.264	358	76.00	649
12.501—13.000	176	47,787,900	7.68	6.820	358	77.05	630
13.001—13.500	237	59,129,796	9.50	7.311	358	78.27	622
13.501—14.000	348	87,527,893	14.07	7.799	360	79.65	620
14.001—14.500	319	75,471,517	12.13	8.290	358	80.96	600
14.501—15.000	369	79,454,179	12.77	8.767	361	81.92	591
15.001—15.500	234	45,180,849	7.26	9.223	359	80.05	584
15.501—16.000	244	41,499,065	6.67	9.675	360	83.89	581
16.001—16.500	129	19,328,831	3.11	10.173	359	86.39	571
16.501—17.000	86	14,074,269	2.26	10.572	361	86.84	580
17.001—17.500	36	4,305,186	0.69	11.063	357	83.68	576
17.501—18.000	24	2,886,363	0.46	11.653	358	87.47	567
18.001—18.500	8	925,511	0.15	11.802	357	82.02	558
18.501—19.000	2	215,388	0.03	11.990	442	79.98	511
Total:	3,134	622,171,726	100.00	8.358	359	80.21	608
Non-Zero Minimum: 11.750
Maximum: 18.990
Non-Zero Weighted Average: 14.366

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

5

SAST 2007-01	MORGAN STANLEY
Termsheet Aggregate	3,134 records Balance: $622,171,726

Initial Periodic Cap (%)
Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	850	124,906,403	20.08	8.457	360	78.66	622
1.000	9	1,866,218	0.30	8.802	357	70.10	619
1.500	2	365,956	0.06	8.142	349	79.14	545
2.000	9	1,537,179	0.25	8.822	356	92.71	614
3.000	2,264	493,495,970	79.32	8.329	359	80.60	604
Total:	3,134	622,171,726	100.00	8.358	359	80.21	608
Non-Zero Minimum: 1.000
Maximum: 3.000
Non-Zero Weighted Average: 2.988

Subsequent Periodic Cap (%)
Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	850	124,906,403	20.08	8.457	360	78.66	622
1.000	2,272	495,756,350	79.68	8.327	359	80.59	604
1.500	12	1,508,973	0.24	10.027	367	81.23	548
Total:	3,134	622,171,726	100.00	8.358	359	80.21	608
Non-Zero Minimum: 1.000
Maximum: 1.500
Non-Zero Weighted Average: 1.002

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

6

SAST 2007-01	MORGAN STANLEY
Termsheet Aggregate	3,134 records Balance: $622,171,726

Months to Next Rate Adjustment
Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	850	124,906,403	20.08	8.457	360	78.66	622
9	1	90,795	0.01	8.875	345	80.00	519
14	1	275,162	0.04	7.900	350	78.86	554
15	5	759,940	0.12	9.782	351	96.38	643
16	1	197,716	0.03	9.675	352	90.00	645
17	4	1,106,918	0.18	8.474	353	88.96	613
18	2	659,752	0.11	7.672	354	97.60	650
19	9	2,094,153	0.34	8.797	355	74.67	589
20	72	16,843,528	2.71	8.469	357	80.82	603
21	430	92,580,710	14.88	8.464	358	80.09	600
22	448	97,695,530	15.70	8.419	360	80.19	603
23	346	70,700,086	11.36	8.346	359	81.36	602
27	2	623,000	0.10	7.621	351	84.12	628
29	1	94,562	0.02	8.650	353	95.00	567
30	1	219,282	0.04	9.840	354	80.00	559
31	20	4,022,036	0.65	8.604	355	81.54	629
32	74	15,886,653	2.55	8.640	356	78.86	607
33	310	67,279,271	10.81	8.211	358	80.85	604
34	309	69,628,838	11.19	8.082	360	80.32	609
35	241	55,218,048	8.88	8.220	361	81.26	608
55	1	209,371	0.03	8.700	355	49.65	607
56	1	186,462	0.03	7.700	356	35.62	575
57	1	196,971	0.03	10.500	357	100.00	625
58	1	131,999	0.02	7.850	358	80.00	660
59	3	564,542	0.09	7.972	359	85.84	636
Total:	3,134	622,171,726	100.00	8.358	359	80.21	608
Non-Zero Minimum: 9
Maximum: 59
Non-Zero Weighted Average: 27

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

7

SAST 2007-01	MORGAN STANLEY
Termsheet Aggregate	3,134 records Balance: $622,171,726

Geographic Distribution of Mortgaged Properties
Geographic Distribution of Mortgaged Properties	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
California	330	100,915,563	16.22	7.892	361	77.10	614
Maryland	373	92,209,453	14.82	8.024	359	80.12	601
Florida	344	61,828,863	9.94	8.310	361	79.05	609
Virginia	188	43,155,356	6.94	8.101	356	79.93	613
New York	134	42,751,221	6.87	8.145	362	78.00	613
Arizona	148	26,278,817	4.22	8.403	361	79.24	601
Georgia	145	23,819,795	3.83	8.977	354	85.69	606
Ohio	195	21,850,953	3.51	9.156	360	88.49	606
New Jersey	61	16,237,840	2.61	8.592	361	78.86	607
Washington	75	15,210,294	2.44	8.203	355	79.30	600
Pennsylvania	92	12,607,099	2.03	8.737	357	81.12	597
Illinois	65	12,574,979	2.02	8.788	359	85.84	615
Texas	98	11,551,480	1.86	9.093	367	84.21	606
Wisconsin	82	9,641,671	1.55	9.398	355	84.66	601
Nevada	37	9,553,256	1.54	8.284	360	78.97	627
Other	767	121,985,086	19.61	8.669	358	80.94	607
Total:	3,134	622,171,726	100.00	8.358	359	80.21	608
Number of States/District of Columbia Represented: 49

Occupancy
Occupancy	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Primary	2,909	583,495,088	93.78	8.327	359	80.35	606
Investment	207	35,630,510	5.73	8.799	361	78.55	637
Second Home	18	3,046,127	0.49	8.980	358	72.08	630
Total:	3,134	622,171,726	100.00	8.358	359	80.21	608

Property Type
Property Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Single Family Residence	2,494	475,136,310	76.37	8.373	359	80.16	607
Planned Unit Development	376	89,735,524	14.42	8.298	361	82.34	610
2-4 Family	121	32,778,079	5.27	8.225	360	74.57	617
Condo	142	24,425,825	3.93	8.458	357	80.84	614
Manufactured Housing	1	95,987	0.02	8.050	359	80.00	593
Total:	3,134	622,171,726	100.00	8.358	359	80.21	608

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

8

SAST 2007-01	MORGAN STANLEY
Termsheet Aggregate	3,134 records Balance: $622,171,726

Loan Purpose
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Refinance—Cashout	2,300	481,279,982	77.35	8.259	360	78.36	603
Purchase	681	113,266,639	18.21	8.834	354	87.38	627
Refinance—Rate Term	153	27,625,104	4.44	8.131	364	82.96	621
Total:	3,134	622,171,726	100.00	8.358	359	80.21	608

Documentation Level
Documentation Level	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Full Documentation	2,126	379,182,088	60.94	8.262	358	81.67	601
Stated Documentation	949	227,692,790	36.60	8.541	360	78.07	619
Limited Documentation	59	15,296,847	2.46	8.006	381	75.87	610
Total:	3,134	622,171,726	100.00	8.358	359	80.21	608

Credit Score
Credit Score	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
NA	6	735,562	0.12	9.479	358	68.77	NA
Below 500	3	323,867	0.05	11.318	358	58.94	492
500—524	168	26,433,255	4.25	9.817	357	70.98	512
525—549	254	46,963,809	7.55	9.106	359	73.51	537
550—574	423	84,739,913	13.62	8.627	361	77.63	561
575—599	588	115,639,721	18.59	8.497	363	79.55	586
600—624	630	125,003,644	20.09	8.214	358	82.29	611
625—649	500	102,759,767	16.52	8.041	359	83.21	637
650—674	276	62,535,789	10.05	7.867	360	82.81	661
675—699	155	31,076,528	4.99	7.824	356	83.70	685
700—724	53	9,429,942	1.52	7.760	344	83.16	713
725—749	41	8,255,563	1.33	7.689	356	81.82	736
750—774	24	5,502,049	0.88	7.612	361	80.24	758
775—799	10	2,260,808	0.36	7.899	351	74.79	786
800 +	3	511,508	0.08	7.450	340	75.50	811
Total:	3,134	622,171,726	100.00	8.358	359	80.21	608
Non-Zero Minimum: 490
Maximum: 816
Non-Zero Weighted Average: 608

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

9

SAST 2007-01	MORGAN STANLEY
Termsheet Aggregate	3,134 records Balance: $622,171,726

Prepayment Penalty Term
Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
0	1,031	222,354,465	35.74	8.436	358	81.30	605
12	76	18,712,881	3.01	8.449	367	76.03	620
24	1,050	210,457,546	33.83	8.352	356	80.55	604
30	4	788,528	0.13	8.693	387	94.01	644
36	972	169,769,071	27.29	8.250	364	78.75	616
60	1	89,234	0.01	8.950	358	85.00	541
Total:	3,134	622,171,726	100.00	8.358	359	80.21	608
Non-Zero Minimum: 12
Maximum: 60
Non-Zero Weighted Average: 29

Lien Position
Lien Position	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
1st Lien	2,900	610,163,014	98.07	8.288	362	79.82	607
2nd Lien	234	12,008,712	1.93	11.891	243	99.70	646
Total:	3,134	622,171,726	100.00	8.358	359	80.21	608

Interest Only Term
Interest Only Term	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
0	2,694	498,739,571	80.16	8.503	360	79.95	602
60	440	123,432,155	19.84	7.770	358	81.25	634
Total:	3,134	622,171,726	100.00	8.358	359	80.21	608

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

10

SAST 2007-01	MORGAN STANLEY
Termsheet Group 2	3,134 records Balance: $622,171,726

Summary Statistics
Number of Mortgage Loans: 1,628
Aggregate Principal Balance ($): 343,779,652
Weighted Average Current Mortgage Rate (%): 8.350
Non-Zero Weighted Average Margin (%): 6.161
Non-Zero Weighted Average Maximum Rate (%): 14.409
Weighted Average Stated Original Term (months): 362
Weighted Average Stated Remaining Term (months): 360
Weighted Average Combined Original LTV (%): 80.08
% First Liens: 98.02
% Owner Occupied: 94.50
% Purchase: 23.60
% Full Doc: 64.38
Non-Zero Weighted Average Credit Score: 609

Originator
Originator	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
SAXON	1,628	343,779,652	100.00	8.350	360	80.08	609
Total:	1,628	343,779,652	100.00	8.350	360	80.08	609

Product with IO term
Product with IO term	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed—10 Year	2	155,467	0.05	7.392	118	66.79	745
Fixed—15 Year	8	792,055	0.23	7.812	177	57.75	647
Fixed—20 Year	5	539,494	0.16	7.542	237	73.88	690
Fixed—25 Year	8	1,285,991	0.37	7.200	297	79.95	646
Fixed—30 Year	177	31,303,272	9.11	8.078	357	76.38	636
Fixed—40 Year	36	10,339,614	3.01	7.822	477	78.85	640
Balloon—15/30	8	386,207	0.11	11.652	174	100.00	642
Balloon—20/30	77	5,529,101	1.61	11.883	238	99.61	652
Balloon—30/40	15	2,639,954	0.77	8.107	357	83.57	638
Balloon—30/50	17	4,365,584	1.27	8.141	357	75.98	620
ARM—2 Year/6 Month Balloon 30/40	193	40,343,595	11.74	8.489	358	79.56	592
ARM—2 Year/6 Month Balloon 30/50	136	33,667,300	9.79	8.485	358	81.06	585
ARM—3 Year/6 Month Balloon 30/40	128	34,736,919	10.10	8.035	358	80.89	603
ARM—3 Year/6 Month Balloon 30/50	88	19,769,234	5.75	8.016	358	80.02	594
ARM—5 Year/6 Month Balloon 30/50	2	300,463	0.09	10.087	358	96.56	609
ARM—2 Year/6 Month	297	52,313,202	15.22	8.622	358	78.72	600
ARM—3 Year/6 Month	251	43,300,486	12.60	8.742	358	79.21	593
ARM—5 Year/6 Month	2	395,833	0.12	8.229	355	43.04	592
ARM—2 Year/6 Month—40 Years	7	2,314,190	0.67	8.761	477	80.66	593
ARM—3 Year/6 Month—40 Years	9	2,036,101	0.59	8.813	478	78.67	568
Interest Only Fixed—20 Year—60 mo. IO term	1	104,650	0.03	6.999	237	65.00	617
Interest Only Fixed—30 Year—60 mo. IO term	20	6,100,369	1.77	7.409	357	75.50	642
Interest Only ARM—2 Year/6 Month—60 mo. IO term	75	27,093,760	7.88	8.165	358	85.24	640
Interest Only ARM—3 Year/6 Month—60 mo. IO term	63	23,373,763	6.80	7.594	357	80.58	638
Interest Only ARM—5 Year/6 Month—60 mo. IO term	3	593,049	0.17	7.714	359	83.81	652
Total:	1,628	343,779,652	100.00	8.350	360	80.08	609

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

1

SAST 2007-01	MORGAN STANLEY
Termsheet Group 2	3,134 records Balance: $622,171,726

Range of Gross Interest Rates (%)
Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
5.000—5.999	4	1,386,202	0.40	5.792	358	82.12	696
6.000—6.999	177	47,412,381	13.79	6.732	362	76.04	645
7.000—7.999	402	105,638,802	30.73	7.584	361	78.08	623
8.000—8.999	459	103,748,549	30.18	8.509	364	80.71	599
9.000—9.999	308	53,357,602	15.52	9.496	360	81.66	581
10.000—10.999	146	21,194,586	6.17	10.458	352	85.27	576
11.000—11.999	81	7,394,763	2.15	11.530	316	90.93	601
12.000—12.999	39	3,029,075	0.88	12.344	283	95.37	617
13.000—13.999	11	562,702	0.16	13.489	242	100.00	587
14.000—14.999	1	54,990	0.02	14.100	239	100.00	582
Total:	1,628	343,779,652	100.00	8.350	360	80.08	609
Minimum: 5.750
Maximum: 14.100
Weighted Average: 8.350

Range of Cut-off Date Principal Balances ($)
Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
1—25,000	5	96,519	0.03	12.830	254	100.00	634
25,001—50,000	42	1,734,822	0.50	11.367	282	88.05	628
50,001—75,000	142	8,864,606	2.58	9.923	335	80.01	602
75,001—100,000	195	17,186,686	5.00	9.267	344	79.24	600
100,001—125,000	172	19,248,477	5.60	9.073	350	79.37	598
125,001—150,000	146	20,065,751	5.84	8.692	357	80.51	601
150,001—175,000	154	25,095,116	7.30	8.704	361	79.55	595
175,001—200,000	144	27,031,826	7.86	8.246	360	79.02	602
200,001—225,000	104	22,234,441	6.47	8.377	356	78.74	604
225,001—250,000	70	16,768,081	4.88	8.106	364	79.43	601
250,001—275,000	63	16,513,600	4.80	8.287	365	81.18	605
275,001—300,000	52	15,029,681	4.37	8.088	359	81.39	611
300,001—325,000	36	11,265,047	3.28	8.156	361	80.66	603
325,001—350,000	33	11,149,774	3.24	8.163	358	83.17	624
350,001—375,000	29	10,485,638	3.05	7.812	357	79.61	614
375,001—400,000	23	8,891,950	2.59	7.890	358	81.67	634
400,001—425,000	28	11,640,168	3.39	8.207	362	76.77	597
425,001—450,000	37	16,287,141	4.74	7.891	364	80.66	621
450,001—475,000	31	14,342,647	4.17	7.956	369	85.10	617
475,001—500,000	35	17,096,321	4.97	8.140	361	80.34	624
500,001—750,000	79	45,548,872	13.25	7.857	367	80.45	622
750,001—1,000,000	8	7,202,489	2.10	8.503	390	70.80	620
Total:	1,628	343,779,652	100.00	8.350	360	80.08	609
Minimum: 15,484
Maximum: 998,999
Average: 211,167

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

2

SAST 2007-01	MORGAN STANLEY
Termsheet Group 2	3,134 records Balance: $622,171,726

Stated Original Term (months)
Stated Original Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
120	2	155,467	0.05	7.392	118	66.79	745
180	16	1,178,262	0.34	9.070	176	71.60	645
240	83	6,173,244	1.80	11.421	238	96.77	655
300	8	1,285,991	0.37	7.200	297	79.95	646
360	1,467	320,296,783	93.17	8.304	358	79.84	608
480	52	14,689,905	4.27	8.107	477	79.11	622
Total:	1,628	343,779,652	100.00	8.350	360	80.08	609
Minimum: 120
Maximum: 480
Weighted Average: 362

Range of Stated Remaining Terms (months)
Range of Stated Remaining Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
109—120	2	155,467	0.05	7.392	118	66.79	745
169—180	16	1,178,262	0.34	9.070	176	71.60	645
217—228	2	79,925	0.02	11.358	223	100.00	613
229—240	81	6,093,319	1.77	11.422	238	96.73	655
289—300	8	1,285,991	0.37	7.200	297	79.95	646
337—348	1	90,795	0.03	8.875	345	80.00	519
349—360	1,466	320,205,988	93.14	8.304	358	79.84	608
469—480	52	14,689,905	4.27	8.107	477	79.11	622
Total:	1,628	343,779,652	100.00	8.350	360	80.08	609
Minimum: 117
Maximum: 479
Weighted Average: 360

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

3

SAST 2007-01	MORGAN STANLEY
Termsheet Group 2	3,134 records Balance: $622,171,726

Range of Combined Original LTV Ratios (%)
Range of Combined Original LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
15.01—20.00	2	144,912	0.04	8.017	358	18.11	610
20.01—25.00	3	228,539	0.07	8.797	357	21.92	601
25.01—30.00	7	697,678	0.20	8.932	327	28.87	567
30.01—35.00	5	376,442	0.11	8.324	374	32.38	557
35.01—40.00	5	1,354,810	0.39	8.869	357	36.92	566
40.01—45.00	12	2,370,295	0.69	7.959	365	43.29	562
45.01—50.00	30	5,545,580	1.61	8.221	353	48.08	607
50.01—55.00	36	7,180,853	2.09	8.336	358	52.50	580
55.01—60.00	49	8,784,641	2.56	8.086	364	57.91	596
60.01—65.00	66	16,271,964	4.73	7.939	361	63.19	601
65.01—70.00	91	19,561,545	5.69	8.217	358	68.61	595
70.01—75.00	140	30,804,184	8.96	7.904	361	73.81	598
75.01—80.00	450	98,262,568	28.58	8.025	364	79.60	616
80.01—85.00	213	45,416,071	13.21	8.308	362	84.23	599
85.01—90.00	280	67,084,046	19.51	8.501	363	89.56	613
90.01—95.00	61	16,482,725	4.79	8.429	356	94.91	622
95.01—100.00	178	23,212,799	6.75	10.434	330	99.94	639
Total:	1,628	343,779,652	100.00	8.350	360	80.08	609
Minimum: 17.18
Maximum: 100.00
Weighted Average: 80.08
Combined Original LTV Ratio: The Combined Original LTV Ratio of a mortgage loan is equal to the ratio (expressed as a percentage) of the original scheduled principal balance of the mortgage loan plus, in the case of a second lien mortgage loan, any senior lien balances and the fair market value of the mortgaged premises at the time of origination. The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

Range of Gross Margins (%)
Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	374	63,541,757	18.48	8.301	360	78.91	638
4.001—4.500	25	6,365,848	1.85	8.596	363	83.33	614
4.501—5.000	6	1,974,904	0.57	7.094	357	67.81	657
5.001—5.500	166	43,609,082	12.69	8.065	362	75.58	588
5.501—6.000	287	56,734,401	16.50	7.893	358	73.14	605
6.001—6.500	491	108,615,611	31.59	8.370	360	81.41	600
6.501—7.000	219	51,481,810	14.98	8.957	359	89.90	618
7.001—7.500	31	5,750,675	1.67	9.070	356	85.02	603
7.501—8.000	14	2,674,190	0.78	9.199	363	78.13	564
8.001—8.500	9	1,983,304	0.58	9.080	356	73.37	588
8.501—9.000	5	955,122	0.28	9.164	355	85.25	583
9.501—10.000	1	92,946	0.03	11.990	358	100.00	588
Total:	1,628	343,779,652	100.00	8.350	360	80.08	609
Non-Zero Minimum: 4.500
Maximum: 9.990
Non-Zero Weighted Average: 6.161

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

4

SAST 2007-01	MORGAN STANLEY
Termsheet Group 2	3,134 records Balance: $622,171,726

Range of Minimum Mortgage Rates (%)
Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	374	63,541,757	18.48	8.301	360	78.91	638
<=5.000	27	6,910,452	2.01	8.515	362	82.94	616
5.001—5.500	153	40,962,816	11.92	8.004	362	75.40	588
5.501—6.000	235	48,427,703	14.09	7.760	358	72.39	606
6.001—6.500	405	93,642,227	27.24	8.361	360	81.36	599
6.501—7.000	179	44,435,704	12.93	8.830	359	89.89	619
7.001—7.500	28	6,102,058	1.77	7.909	357	81.65	625
7.501—8.000	45	11,325,689	3.29	8.150	358	81.69	618
8.001—8.500	32	6,090,754	1.77	8.402	360	81.53	602
8.501—9.000	48	8,509,503	2.48	8.921	360	81.15	592
9.001—9.500	26	4,632,466	1.35	9.358	357	75.50	581
9.501—10.000	42	5,488,162	1.60	9.860	360	83.64	591
10.001 -10.500	15	1,504,462	0.44	10.326	357	85.07	613
10.501—11.000	10	1,213,827	0.35	10.892	356	83.16	586
11.001—11.500	6	561,581	0.16	11.270	355	87.20	595
11.501—12.000	3	430,489	0.13	11.909	400	84.31	548
Total:	1,628	343,779,652	100.00	8.350	360	80.08	609
Non-Zero Minimum: 4.500
Maximum: 11.990
Non-Zero Weighted Average: 6.499

Range of Maximum Mortgage Rates (%)
Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	374	63,541,757	18.48	8.301	360	78.91	638
<= 12.500	30	9,150,727	2.66	6.271	358	77.02	650
12.501—13.000	82	24,309,786	7.07	6.809	358	77.90	633
13.001—13.500	118	32,210,361	9.37	7.298	358	78.21	621
13.501—14.000	193	53,211,096	15.48	7.797	361	78.40	620
14.001—14.500	178	42,604,194	12.39	8.278	358	81.52	598
14.501—15.000	199	44,364,452	12.90	8.743	362	81.86	586
15.001—15.500	132	24,829,912	7.22	9.187	360	78.53	582
15.501—16.000	147	23,950,719	6.97	9.691	361	83.42	581
16.001—16.500	71	10,410,603	3.03	10.134	358	85.20	568
16.501—17.000	61	9,934,602	2.89	10.501	359	85.72	583
17.001—17.500	21	2,481,067	0.72	11.002	357	82.80	572
17.501—18.000	16	1,950,252	0.57	11.610	358	84.56	565
18.001—18.500	5	676,415	0.20	11.643	356	75.40	550
18.501—19.000	1	153,710	0.04	11.990	477	79.97	500
Total:	1,628	343,779,652	100.00	8.350	360	80.08	609
Non-Zero Minimum: 11.750
Maximum: 18.990
Non-Zero Weighted Average: 14.409

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

5

SAST 2007-01	MORGAN STANLEY
Termsheet Group 2	3,134 records Balance: $622,171,726

Initial Periodic Cap (%)
Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	374	63,541,757	18.48	8.301	360	78.91	638
1.000	7	1,442,679	0.42	8.765	357	67.20	630
1.500	2	365,956	0.11	8.142	349	79.14	545
2.000	7	1,297,689	0.38	8.724	356	93.74	618
3.000	1,238	277,131,571	80.61	8.358	360	80.35	603
Total:	1,628	343,779,652	100.00	8.350	360	80.08	609
Non-Zero Minimum: 1.000
Maximum: 3.000
Non-Zero Weighted Average: 2.983

Subsequent Periodic Cap (%)
Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	374	63,541,757	18.48	8.301	360	78.91	638
1.000	1,246	279,128,030	81.19	8.354	360	80.34	603
1.500	8	1,109,864	0.32	10.043	370	79.71	540
Total:	1,628	343,779,652	100.00	8.350	360	80.08	609
Non-Zero Minimum: 1.000
Maximum: 1.500
Non-Zero Weighted Average: 1.002

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

6

SAST 2007-01	MORGAN STANLEY
Termsheet Group 2	3,134 records Balance: $622,171,726

Months to Next Rate Adjustment
Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	374	63,541,757	18.48	8.301	360	78.91	638
9	1	90,795	0.03	8.875	345	80.00	519
14	1	275,162	0.08	7.900	350	78.86	554
15	5	759,940	0.22	9.782	351	96.38	643
16	1	197,716	0.06	9.675	352	90.00	645
17	4	1,106,918	0.32	8.474	353	88.96	613
18	2	659,752	0.19	7.672	354	97.60	650
19	7	1,741,457	0.51	8.642	355	70.55	593
20	32	8,643,980	2.51	8.424	358	82.77	604
21	202	44,249,063	12.87	8.610	360	80.47	601
22	244	55,706,286	16.20	8.422	360	80.19	603
23	209	42,300,978	12.30	8.413	359	80.48	598
27	2	623,000	0.18	7.621	351	84.12	628
29	1	94,562	0.03	8.650	353	95.00	567
30	1	219,282	0.06	9.840	354	80.00	559
31	18	3,789,033	1.10	8.553	355	81.63	627
32	51	12,029,052	3.50	8.457	356	78.44	610
33	138	29,815,465	8.67	8.293	358	81.36	602
34	169	38,396,195	11.17	8.024	360	79.27	603
35	159	38,249,916	11.13	8.218	362	80.11	603
55	1	209,371	0.06	8.700	355	49.65	607
56	1	186,462	0.05	7.700	356	35.62	575
57	1	196,971	0.06	10.500	357	100.00	625
58	1	131,999	0.04	7.850	358	80.00	660
59	3	564,542	0.16	7.972	359	85.84	636
Total:	1,628	343,779,652	100.00	8.350	360	80.08	609
Non-Zero Minimum: 9
Maximum: 59
Non-Zero Weighted Average: 27

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

7

SAST 2007-01	MORGAN STANLEY
Termsheet Group 2	3,134 records Balance: $622,171,726

Geographic Distribution of Mortgaged Properties
Geographic Distribution of Mortgaged Properties	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
California	159	54,107,739	15.74	8.026	362	79.61	619
Maryland	175	48,038,434	13.97	8.138	361	79.21	595
Florida	204	35,906,219	10.44	8.442	358	79.32	608
Virginia	107	26,712,814	7.77	8.105	357	78.94	616
New York	74	24,572,754	7.15	7.960	358	79.20	618
Arizona	79	13,878,233	4.04	8.523	358	80.28	599
Georgia	62	11,305,731	3.29	8.690	355	86.05	607
Ohio	88	10,717,987	3.12	9.050	359	86.46	607
New Jersey	37	10,360,513	3.01	8.476	357	78.14	605
Washington	40	8,250,695	2.40	8.159	355	78.07	606
Pennsylvania	49	8,206,664	2.39	8.716	361	80.23	594
Texas	57	7,357,930	2.14	9.106	380	82.23	595
Nevada	26	6,923,798	2.01	8.227	357	79.10	636
Illinois	28	6,755,033	1.96	8.559	365	83.15	609
Wisconsin	45	5,668,962	1.65	9.218	358	82.41	601
Other	398	65,016,146	18.91	8.551	359	80.06	612
Total:	1,628	343,779,652	100.00	8.350	360	80.08	609
Number of States/District of Columbia Represented: 46

Occupancy
Occupancy	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Primary	1,511	324,872,958	94.50	8.313	360	80.10	608
Investment	109	17,740,045	5.16	8.936	360	80.35	637
Second Home	8	1,166,649	0.34	9.863	358	68.85	573
Total:	1,628	343,779,652	100.00	8.350	360	80.08	609

Property Type
Property Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Single Family Residence	1,290	261,385,155	76.03	8.352	359	79.92	609
Planned Unit Development	216	56,145,510	16.33	8.360	362	81.93	609
2-4 Family	65	15,753,326	4.58	8.188	353	75.87	624
Condo	56	10,399,674	3.03	8.492	363	80.41	597
Manufactured Housing	1	95,987	0.03	8.050	359	80.00	593
Total:	1,628	343,779,652	100.00	8.350	360	80.08	609

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

8

SAST 2007-01	MORGAN STANLEY
Termsheet Group 2	3,134 records Balance: $622,171,726

Loan Purpose
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Refinance—Cashout	1,129	249,008,419	72.43	8.250	361	77.66	602
Purchase	428	81,120,689	23.60	8.734	353	87.50	630
Refinance—Rate Term	71	13,650,544	3.97	7.902	372	80.05	627
Total:	1,628	343,779,652	100.00	8.350	360	80.08	609

Documentation Level
Documentation Level	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Full Documentation	1,163	221,324,884	64.38	8.253	359	80.69	599
Stated Documentation	437	113,649,492	33.06	8.563	357	78.98	629
Limited Documentation	28	8,805,275	2.56	8.047	402	78.77	623
Total:	1,628	343,779,652	100.00	8.350	360	80.08	609

Credit Score
Credit Score	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
NA	6	735,562	0.21	9.479	358	68.77	NA
Below 500	3	323,867	0.09	11.318	358	58.94	492
500—524	90	14,465,438	4.21	9.729	360	71.09	512
525—549	165	31,652,156	9.21	9.069	360	74.42	537
550—574	212	41,116,535	11.96	8.708	361	79.46	561
575—599	264	56,341,498	16.39	8.495	363	80.04	585
600—624	307	66,782,890	19.43	8.202	357	80.89	611
625—649	280	61,578,800	17.91	7.965	361	82.80	637
650—674	155	38,734,181	11.27	7.877	363	81.46	661
675—699	78	16,484,769	4.80	8.000	355	84.01	685
700—724	25	5,758,953	1.68	7.866	341	83.46	713
725—749	24	5,395,144	1.57	7.526	357	81.13	738
750—774	12	2,754,009	0.80	7.862	349	80.71	756
775—799	5	1,356,906	0.39	7.787	346	71.82	784
800 +	2	298,944	0.09	7.094	327	61.87	814
Total:	1,628	343,779,652	100.00	8.350	360	80.08	609
Non-Zero Minimum: 490
Maximum: 816
Non-Zero Weighted Average: 609

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

9

SAST 2007-01	MORGAN STANLEY
Termsheet Group 2	3,134 records Balance: $622,171,726

Prepayment Penalty Term
Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
0	488	118,848,962	34.57	8.343	359	80.74	605
12	43	11,803,622	3.43	8.469	358	78.42	620
24	580	116,728,604	33.95	8.458	356	80.59	603
36	516	96,309,230	28.01	8.212	364	78.82	620
60	1	89,234	0.03	8.950	358	85.00	541
Total:	1,628	343,779,652	100.00	8.350	360	80.08	609
Non-Zero Minimum: 12
Maximum: 60
Non-Zero Weighted Average: 29

Lien Position
Lien Position	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
1st Lien	1,528	336,984,620	98.02	8.279	362	79.68	609
2nd Lien	100	6,795,032	1.98	11.894	248	99.66	649
Total:	1,628	343,779,652	100.00	8.350	360	80.08	609

Interest Only Term
Interest Only Term	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
0	1,466	286,514,061	83.34	8.451	360	79.64	603
60	162	57,265,591	16.66	7.844	357	82.25	639
Total:	1,628	343,779,652	100.00	8.350	360	80.08	609

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

10

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